UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CANO HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED MAY 1, 2023

[CEO LETTER TO BE INSERTED]

Cano Health, Inc.

9725 NW 117th Avenue

Miami, Florida 33178

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June [•], 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cano Health, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June [•], 2023, commencing at 1:00 p.m. (Eastern Time), virtually at https://www.cstproxy.com/canohealth/2023, for the following purposes, as more fully described in our proxy statement:

1.

to elect the two Class II director nominees named in the proxy statement, each to serve on our Board of Directors (the “Board”) for a 3-year term and until their respective successors are duly elected and qualified;

2.	to hold an advisory vote regarding the compensation of our named executive officers for the 2022 fiscal year;

3.

to vote on an amendment to the Company’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) to effect (a) a reverse stock split of our authorized, including both issued and outstanding and unissued, (i) Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a ratio of 1-to-15, and (ii) Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with our Class A common stock, the “common stock”), at a ratio of 1-to-15, with the Board having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, down to 1-to-5 and up to 1-to-30, inclusive (the “Reverse Split Ratio”), and (b) an adjustment to the par value of the common stock such that the par value of the respective class equals their current par value divided by the Reverse Split Ratio (the “Reverse Stock Split”), without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it;

4.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

This year’s Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting online and submit written questions during the meeting by visiting https://www.cstproxy.com/canohealth/2023. Questions and comments submitted via the virtual meeting platform that are pertinent to Annual Meeting matters will be addressed during the meeting, as time permits. Questions and comments that are not pertinent to Annual Meeting matters or that are not addressed during the meeting due to time constraints may be addressed after the meeting by our Investor Relations department, reachable at 786-206-1930 or by email at investors@canohealth.com. Questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order. You will need the 12-digit control number, which is located on your proxy card, to attend the virtual Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about May 5, 2023, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders instead of paper copies of our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022, as amended (the “2022 Form 10-K”). The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, 2022 Form 10-K and proxy card.

The Board has fixed the close of business on May 8, 2023 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholders, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the Company’s principal executive offices at 9725 NW 117th Avenue, Miami, Florida 33178.

If you have any questions, please contact Mackenzie Partners, Inc., which is assisting with the solicitation, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or at proxy@mackenziepartners.com.

We hope that you will join us at the Annual Meeting on June [•], 2023. We appreciate your continued support of our Company.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Certificate of Incorporation or our By-laws to exercise dissenters’ rights of appraisal with respect to Proposal 3.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the virtual Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.cstproxyvote.com, by telephone, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by the Internet or telephone and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

By Order of the Board of Directors,

David J. Armstrong

General Counsel, Chief Compliance Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE [•], 2023

The Notice of Annual Meeting, the proxy statement and our 2022 Form 10-K are available on our website at www.canohealth.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at https://www.cstproxy.com/canohealth/2023.

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PROXY STATEMENT EXECUTIVE SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

Information About Our 2023 Annual Meeting of Stockholders

DATE AND TIME:	Thursday, June [•], 2023 at 1:00 p.m. Eastern Time

PLACE:	Visit https://www.cstproxy.com/canohealth/2023 and use your 12-digit control number

RECORD DATE:	Monday, May 8, 2023

Items of Business and Board of Directors Vote Recommendations

Proposal		Board Vote Recommendation	Page Number
Proposal 1:	To elect the two Class II director nominees named in this proxy statement, each to serve on our Board for a 3-year term and until their respective successors are duly elected and qualified.	✓ FOR	Page 13

Proposal 2:	To hold an advisory vote regarding the compensation of our named executive officers for the 2022 fiscal year.	✓ FOR	Page 56

Proposal 3:	To vote on an amendment to the Certificate of Incorporation to effect the Reverse Stock Split	✓ FOR	Page 57

Proposal 4:	To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	✓ FOR	Page 65

Our Directors

Name	Class	Age	Committee Membership	Independent	Director Since	Current Term Expires
Dr. Alan Muney	II	69	AC, CC(Chair)	X	2021	2023
Kim M. Rivera	II	54	AC, NCGC(Chair)	X	2021	2023
Dr. Marlow Hernandez	III	38	—		2021	2024
Angel Morales	III	49	AC(Chair), CC	X	2021	2024
Solomon D. Trujillo*	I	71	NCGC	X	2021	2025
Jacqueline Guichelaar	I	50	AC, NCGC	X	2021	2025

*	Chairman of the Board since April 2023

AC = Audit Committee

CC = Compensation Committee

NCGC = Nominating and Corporate Governance Committee

Information About Our Board and Committees (Pages 13 to 20)

	Number of Members	Independent	Number of Meetings During 2022(1)
Board of Directors	6	83%	19
Audit Committee	4	100%	8
Compensation Committee	2	100%	4
Nominating and Corporate Governance Committee	3	100%	3

(1)	Includes in-person and telephonic meetings.

Corporate Governance Highlights (Pages 10 to 12 and 16 to 20)

We are dedicated to high standards of corporate governance. Our Board is committed to acting in the best interests of our stockholders and continually reviews our policies with those interests in mind, as well as in light of recent trends in corporate governance.

Below is a summary of our corporate governance highlights with respect to our Board.

✓	Separated Role of Chairman and CEO	✓	Annual Board and Committee Self Evaluations

✓	5 of 6 Directors are Independent	✓	No Hedging of Company Securities

✓	5 of 6 Directors Self-Identify as Hispanic-Latinx	✓	Board and Committee Risk Oversight

✓	2 of 6 Directors are Female	✓	Code of Business Conduct and Ethics for Directors and Employees

✓	Executive Sessions without Management	✓	No stockholder rights plan (“poison pill”)

Additional information about our corporate governance policies and practices can be found at pages 10-12 and pages 16-20 of this proxy statement.

Compensation Highlights (Pages 23 to 51)

The following features of our ongoing executive compensation program are designed to align with stockholder interests and compensation governance best practices:

What We Do	What We Don’t Do

Pay for performance by providing a significant percentage of target annual compensation in the form of variable, at-risk compensation

Pre-established performance goals that are aligned with creation of stockholder value

Market comparison of executive compensation against a relevant peer group of companies

Maintain stock ownership guidelines to encourage equity ownership by our executive officers and non-employee directors

Use of an independent compensation consultant reporting to the Compensation Committee and providing no other services to the Company

Annual say-on-pay vote

No automatic or guaranteed annual salary increases or annual cash incentive payments

No automatic “single-trigger” acceleration of equity awards upon a change of control

No option repricing, backdating, or spring-loading

No excessive perquisites to our named executive officers

No supplemental executive retirement plans

No excise tax gross-ups

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

A: What is the date, time and place of the Annual Meeting?

Our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, June [•], 2023, beginning at 1:00 p.m. (Eastern Time). This year’s Annual Meeting will be a virtual meeting conducted virtually via live webcast and can be attended by visiting https://www.cstproxy.com/canohealth/2023. The online Annual Meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the Annual Meeting 15 minutes prior to the start time leaving ample time for the check in and to ensure that you can hear audio. Technicians will be available to assist you with any technical difficulties you may have accessing the virtual website of the Annual Meeting or during the Annual Meeting. For assistance, please call the technical support telephone number at (917) 262-2373. Technical support will be available 15 minutes prior to the start of the Annual Meeting.

Q: Why did I receive these materials?

On behalf of our Board, Mackenzie Partners, Inc. is soliciting your proxy to vote at our Annual Meeting. Stockholders who own shares of our Class A common stock (the “Class A common stock”) or Class B common stock (the “Class B common stock” and, together with our Class A common stock, the “common stock”) as of the record date, May 8, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this proxy statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Q: Why did I receive a notice in the mail regarding the Internet Availability of the Proxy Materials instead of a paper copy of the full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2022 Form 10-K available to our stockholders electronically via the Internet instead of a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this proxy statement and our 2022 Form 10-K and vote online. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Q: Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at https://www.cstproxy.com/canohealth/2023 during the voting period starting on May [•], 2023.

Instead of receiving a notice or copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to our proxy materials and an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the May 8, 2023 Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had approximately [•] shares of Class A common stock outstanding and approximately [•] shares of Class B common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on the following proposals:

1. to elect the 2 Class II director nominees named in this proxy statement, each to serve on our Board for a 3-year term and until their respective successors are duly elected and qualified;

2. to hold an advisory vote regarding the compensation of our named executive officers for the 2022 fiscal year;

3. to vote on an amendment to our Certificate of Incorporation to effect the Reverse Stock Split;

4. to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

5. to transact other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1. FOR the election of Dr. Alan Muney and Kim M. Rivera as Class II directors, each to serve on our Board for a 3-year term and until their respective successors are duly elected and qualified;

2. FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

3. FOR the vote on an amendment to our Certificate of Incorporation to effect the Reverse Stock Split; and

4. FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Q: How can I attend the virtual Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.cstproxy.com/canohealth/2023 and providing your control number. This number is included in the notice or on your proxy card.

If you hold your position in our common stock through a bank, broker or other nominee and would like to join the Annual Meeting and vote or ask a question, you will need to supply our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), with a legal proxy at least 72 hours in advance of the Annual Meeting. Please reach out to Continental by telephone at (917) 262-2373 or via e-mail at proxy@continentalstock.com to obtain a control number that will permit you to attend, vote and ask questions virtually at the Annual Meeting. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

Q: How can I submit a question during the Annual Meeting?

If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at https://www.cstproxy.com/canohealth/2023 with a valid control number, type your question into the “Ask a Question” field, and click “Submit”. Questions and comments submitted via the virtual meeting platform that are pertinent to Annual Meeting matters will be addressed during the Annual Meeting, as time permits. Questions and comments that are not pertinent to Annual Meeting matters or that are not addressed during the meeting due to time constraints may be addressed after the Annual Meeting by our Investor Relations department, reachable by telephone at 786-206-1930 or by email at investors@canohealth.com. Questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

Q: Why is the Annual Meeting virtual only?

A virtual Annual Meeting enables stockholders to attend and participate from any location around the world and provides for cost efficiencies that are beneficial to the Company and our stockholders.

Q: What constitutes a quorum?

The holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum for the Annual Meeting. Each holder of common stock is entitled to one vote for each share of stock held by such holder. On the May 8, 2023 Record Date, the Company had [•] shares of Class A common stock and [•] shares of Class B common stock outstanding and entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Therefore, a quorum will be present at the Annual Meeting if at least [•] shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Q: How do I cast my vote?

Beneficial Stockholders. If you hold your shares through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder. If you hold your position in our common stock through a bank, broker or other nominee and would like to join the Annual Meeting and vote or ask a question, you will need to supply Continental with a legal proxy at least 72 hours in advance of the Annual Meeting. Please reach out to Continental by telephone at (917) 262-2373 or via e-mail at proxy@continentalstock.com to obtain a control number that will permit you to attend, vote and ask questions virtually at the Annual Meeting.

Registered Stockholders. If you are a stockholder of record, you may vote at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy.

•

TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first log into the meeting portal at http://www.cstproxy.com/canohealth/2023, enter your name, e-mail address and valid control number. Upon completing your registration, you will have access to the Annual Meeting portal where you can submit a question or vote during the Annual Meeting. Stockholders will be able to access the Annual Meeting platform beginning at 1:00 p.m. (Eastern Time) on June [•], 2023 at http://www.cstproxy.com/canohealth/2023. We encourage you to join 15 minutes prior to the commencement of the Annual Meeting.

•	TO VOTE BY PHONE: To vote by telephone, dial toll-free (866) 894-0536 using any touch-tone telephone and follow the recorded instructions. Please have your proxy card available when you call.

•	TO VOTE BY INTERNET: To vote through the Internet, please visit www.cstproxyvote.com or follow the instructions on your proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June [•], 2023.

Q: How may I change or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, bank or other nominee for instructions on how to change or revoke their proxy vote.

Registered Stockholders. Registered stockholders may change or revoke a properly executed proxy at any time before its exercise by:

1.	delivering written notice of revocation to the Secretary at our principal executive offices at 9725 NW 117th Avenue, Miami, FL 33178;

2.	submitting another proxy that is dated later than the original proxy (including a proxy via telephone or the Internet); or

3.	voting via the Internet at the Annual Meeting.

Q: What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposals 3 and 4 are considered “routine matters.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1 and 2.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

Proposal 1–Election of Class II Directors. Under our By-laws, a plurality of the votes cast by the shares of common stock present or represented by proxy at the Annual Meeting is required to elect each of the Class II director nominees named herein. This means that the 2 nominees for director to receive the highest number of votes “FOR” election will be elected as directors, even if those votes do not constitute a majority of the votes cast. You may vote “FOR” all the director nominees, “WITHHOLD” authority to vote your shares for all the director nominees or “WITHHOLD” authority to vote your shares with respect to any one or more of the director nominees. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal 2–Non-binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of our named executive officers.

Proposal 3–Approval of an amendment to the Certificate of Incorporation to effect the Reverse Stock Split. The affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to approve this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Brokers have discretionary voting authority with respect to the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split. Abstentions will have the effect of votes cast against the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split. Our Certificate of Incorporation has opted out of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) and therefore no separate class vote is required for this Proposal 3.

Proposal 4–Approval of the Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. This proposal is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Q: When will the results of the vote be announced?

The final voting results will be published in a Current Report on Form 8-K filed with the SEC within 4 business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2024 annual meeting?

Stockholder proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2024 annual meeting of stockholders, to be held in 2024 (the “2024 Annual Meeting”), must be received by the Company at its principal executive offices at 9725 NW 117th Avenue, Miami, Florida 33178 no later than the close of business on [•], 2024. We also encourage you to submit any such proposals via email to david.armstrong@canohealth.com. Stockholders wishing to make a director nomination or bring a proposal before the 2024 Annual Meeting must provide written notice of such nomination or proposal to the Secretary at the Company’s principal executive offices no later than the close of business on [•], 2024 and not earlier than the close of business on [•], 2024, assuming the Company does not change the date of the 2024 Annual Meeting by more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting. If the 2024 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting, such notice must be provided no later than the close of business on the later of the 90th day prior to the scheduled date of the 2024 Annual Meeting or the 10th day following the Company’s public announcement of the date of the 2024 Annual Meeting and not earlier than the close of business on the 120th day prior to the scheduled date of the 2024 Annual Meeting. Any stockholder proposal or director nomination must comply with the provisions of the Company’s By-laws and be submitted in writing to the Secretary at the Company’s principal executive offices and by email at david.armstrong@canohealth.com. Additionally, under Rule 14a-4 promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the 2024 Annual Meeting, without any discussion of the matter in the proxy statement. To comply with the SEC’s recently adopted universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than [•], 2024.

Q: What if I hold my shares in street name?

If you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposals 3 and 4. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting. On all other proposals, your broker is not permitted to vote your shares without your instructions and uninstructed shares are considered broker non-votes. Accordingly, a broker non-vote will not be counted in determining the outcome of the vote on Proposals 1 and 2. If your shares are held by a broker, the broker will ask you how you want to vote your shares. Therefore, it is important that you give instructions to your broker as to how to vote your shares.

Q: If I plan to attend the virtual Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the virtual Annual Meeting. If you submit the enclosed proxy card and also attend the virtual Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. If you hold your shares in street name, you may vote your shares in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. You may also vote online by following the instructions provided on the proxy card. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q: What is householding?

If you and other residents at your mailing address own shares of our common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our Notice of Internet Availability of Proxy Materials to your address for all residents that own shares of our common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Notice of Internet Availability of Proxy Materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra or separate copies free of charge of our 2022 Form 10-K, proxy statement or Notice of Internet Availability of Proxy Materials, please send your request in writing to 9725 NW 117th Avenue, Miami, FL 33178, Attention: Investor Relations or by telephone at 786-206-1930 or by email at investors@canohealth.com. The Company will undertake to deliver promptly upon written or oral request an extra or separate copy of our 2022 Form 10-K, proxy statement, or Notice of Internet Availability of Proxy Materials.

Q: Who is soliciting the proxies and who pays the costs?

Your proxy is being solicited by the Board. We have retained Mackenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $275,000, plus reimbursement of certain expenses, and have agreed to customary indemnification provisions. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to our stockholders, but we will not pay any compensation for their services. Proxies may be solicited on our behalf by telephone or through other means by our directors, officers and other employees who will receive no additional compensation therefor.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is currently comprised of 6 directors. The following table sets forth the director class, name, age and other information for each member of our Board as of April 30, 2023.

Name	Class	Age	Position	Director Since	Current Term Expires
Dr. Alan Muney	II	69	Director	2021	2023
Kim M. Rivera	II	54	Director	2021	2023
Dr. Marlow Hernandez	III	38	Chief Executive Officer	2021	2024
Angel Morales	III	49	Director	2021	2024
Solomon D. Trujillo	I	71	Director and Chairman of the Board	2021	2025
Jacqueline Guichelaar	I	50	Director	2021	2025

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board include members that have specific knowledge related to our industry.

The Nominating and Corporate Governance Committee (the “NCGC”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the NCGC will consider criteria such as independence, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the NCGC considers a nominee’s diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation. The NCGC believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The NCGC requires the following minimum qualifications to be satisfied by any nominee for a position on the Board: (a) high standards of personal and professional ethics and integrity; (b) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (c) skills that are complementary to those of the existing directors on the Board; (d) the ability to assist and support management and make significant contributions to the Company’s success; and (e) an understanding of the fiduciary responsibilities that are required of a Board member and the commitment of time and energy necessary to diligently carry out those responsibilities.

The NCGC has determined that all of our directors meet the criteria and qualifications for our Board set forth in the NCGC’s charter and the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties to our stockholders: accountability, ethical leadership, governance experience, integrity, risk management experience, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exhaustive list of other key experiences and qualifications that further qualify each individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the Company’s long-term sustainable, dependable performance.

Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and By-laws, upon re-election, our Class II directors will serve until our 2026 annual meeting of stockholders, and currently our Class III directors will serve until our 2024 annual meeting of stockholders and our Class I directors will serve until our 2025 annual meeting of stockholders. In addition, our Certificate of Incorporation provides that directors may be removed only with cause upon the affirmative vote of at least two-thirds of our outstanding shares of common stock entitled to vote thereon.

When filling a vacancy on the Board, the NCGC identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The NCGC may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the NCGC’s charter, and the same process is used for all candidates, including candidates recommended by stockholders.

Stockholder Nominations for the Board of Directors

The NCGC will consider stockholder nominations for membership on the Board. For the 2024 Annual Meeting, nominations may be submitted to Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178, Attn: Secretary and by email at david.armstrong@canohealth.com, and such nominations will then be forwarded to the NCGC’s Chairperson. Nominations must be in writing and comply with the advance notice provisions and other requirements specified in our By-laws and summarized above under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE,” and we must receive such nominations not less than 90 days nor more than 120 days prior to the date of the anniversary of the 2023 Annual Meeting (i.e., no earlier than [•], 2024 and no later than [•], 2024). Nominations not received within this time frame will be considered untimely.

To comply with the SEC’s recently adopted universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than [•], 2024.

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management, director compensation, director orientation, succession planning, executive sessions, and periodic performance evaluation of the Board and committees. In the spring of 2022, the NCGC oversaw a self-evaluation process by the members of the Board of Directors, which concluded that the Board was functioning effectively and in 2023 would strive to supplement its meeting calendar to add dedicated sessions focused exclusively on the Company’s future growth strategy. Our NCGC is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board. As has been publicly reported, three former directors of the Board recently resigned and have made statements regarding the Company’s corporate governance practices and policies, which we believe are inaccurate and misleading and appear to be aimed at serving their own short-term interests at the expense of long-term value creation for all stockholders. As always, our Board is committed to acting in the best interests of our stockholders and continues to review our corporate governance policies and procedures with those interests in mind.

You are encouraged to visit the “Investors–Governance” section of our website at www.canohealth.com to view or obtain copies of our committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Environmental, Social and Governance

We have delegated oversight of matters related to Environmental, Social and Governance to the NCGC. We believe that our mantra – “together for a healthier, happier you” – uniquely situates us to have a positive impact on the communities we serve. We are committed to improving patient health by delivering superior primary care medical services, while forging a life-long bond with our members. We recognize that running a sustainable healthcare business requires a sense of shared responsibility and an unwavering commitment to the communities we serve. We are focused on transparency around our values and how we do business. We value human well-being that emphasizes safety, access, affordability, quality and privacy, and our corporate governance prioritizes ethics, integrity, and accountability. We believe that building an enterprise that considers all of our stakeholders is an integral part of creating sustainable value and a better world.

PROPOSAL 1 – ELECTION OF DIRECTORS

Following the NCGC’s recommendation, our Board recommends that the nominees below, each a current Class II director, be elected at the Annual Meeting for new terms extending until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Class	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dr. Alan Muney	II	2021	2023	2026
Kim M. Rivera	II	2021	2023	2026

If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

The Board recommends that you vote “FOR” each of the director nominees.

Director Nominees to Serve for a 3-Year Term Expiring at the 2026 Annual Meeting

Dr. Alan Muney served as Chief Medical Officer of Cigna Corp. (NYSE: CI), a managed healthcare and insurance company, from October 2011 to December 2018, and as Executive Vice President of Total Health and Network from February 2017 to December 2018. Dr. Muney is also a member of the advisory board at SelectQuote, Inc. (NYSE: SLQT) since March 2022. Dr. Muney joined Cigna Corp. in March 2010 as Senior Vice President of Total Health and Network. Dr. Muney served as an executive director in the operations group at Blackstone Inc. (NYSE: BX), an alternative investment management company from 2007 to 2010, as well as the founder and Chief Executive Officer of Equity Healthcare, a division inside Blackstone that manages benefits and medical costs for Blackstone’s portfolio companies. Dr. Muney has also served as Senior Advisor at Curewell Capital since April 2022, as External Advisor at Bain & Company since October 2019, as Senior Advisor at New Enterprise Associates since August 2018, as Senior Advisor at Pritzker Private Capital between January 2018 and May 2022 and as Senior Advisor at Arsenal Capital Partners between April 2010 and April 2021. Dr. Muney received a BS in biology and a medical degree from Brown University, and a Masters in health administration from the University of La Verne.

Related areas of expertise: Dr. Muney brings to the Board extensive experience in the healthcare industry, with decades of experience as a physician, a medical operations leader, and a healthcare business executive. Over the course of his career in senior positions at leading industry and investment firms, he has developed a track record of successfully implementing innovative solutions to optimize delivery of quality care with lower costs, at scale. He provides important and unique insight to the Board on the Company’s operations, quality of care, payor relationships, and growth and profitability strategy.

Kim M. Rivera has served as Chief Legal and Business Officer of OneTrust LLC, a data privacy, security and governance software company, since March 2022. She previously served as Special Advisor to the CEO at the Hewlett-Packard Company (NYSE: HPQ), a multinational information technology company, from February through December 2021. From January 2019 to February 2021, Ms. Rivera served as Hewlett-Packard’s President, Strategy and Business Management and Chief Legal Officer. From November 2015 to January 2019, Ms. Rivera served as Chief Legal Officer and Corporate Secretary at Hewlett-Packard. From 2010 to 2015, Ms. Rivera served as the Chief Legal Officer and Corporate Secretary for DaVita HealthCare Partners Inc. (NYSE: DVA), a healthcare company. Previously, Ms. Rivera was the Chief Compliance Officer at the Clorox Company (NYSE: CLX), a global manufacturer and marketer of consumer and professional products, and the Chief Litigation Counsel for Rockwell Automation, Inc. (NYSE: ROK), an industrial automation and information technology company. Ms. Rivera was appointed to the board of Thompson Reuters Corporation (NYSE: TRI), a multinational media conglomerate, in 2019, where she serves on the Audit and Risk committees. Ms. Rivera received a JD from Harvard Law School and a BA from Duke University.

Related areas of expertise: Ms. Rivera brings to our Board broad legal acumen and knowledge of strategic planning processes; management of the legal function of a complex, regulated company; corporate governance matters; and compliance oversight. Through her multiple roles at Fortune 500 technology providers, she also has significant knowledge of technology hardware and information technology, as well as knowledge of the healthcare industry through her previous experience in the field.

Continuing Directors

Dr. Marlow Hernandez has served as the Chief Executive Officer of Cano Health since 2009 and as our Chairman from June 2021 to April 2023. In April 2023, we separated the roles of Chairman of the Board and Chief Executive Officer, assigning the role of Chairman to Solomon Trujillo to allow Dr. Hernandez to focus his attention on his role as Chief Executive Officer, while remaining a director. A native of Cuba, Dr. Hernandez immigrated to the U.S. with his family in 1993. He received a BS in neuroscience from the University of Miami and a medical degree from Nova Southeastern University, from which he also received a master’s degree in business administration and public health. In addition, he is a fellow of the American College of Physicians, a national organization of internists, who specialize in the diagnosis, treatment, and care of adults.

Related areas of expertise: Dr. Hernandez brings to the Board a uniquely valuable track record of leadership in building Cano Health into a pioneering value-based care provider. He plays a critical role in leading the Company’s operations, relationships with stakeholders, strategic planning, and financial management, all of which have been honed as the Company has grown significantly and entered the public markets. He provides critical insight to the Board in guiding the Company’s strategic growth action plan and path to accelerated cash flow positivity.

Jacqueline Guichelaar has served as the Group Chief Information Officer at Cisco Systems, Inc. (NASDAQ: CSCO), a multinational technology corporation, since February 2019. Her role at Cisco has recently expanded and she is now leading the Digital Enterprise Solutions organization. Ms. Guichelaar was previously the Group Chief Information Officer at Thomson Reuters Corporation (NYSE: TRI), a multinational media conglomerate, from November 2017 to October 2018. She also served as the Chief Information Officer Infrastructure and Technology Services at Lloyds Banking Group plc (NYSE: LYG), a financial institution, from February 2016 to September 2017. In addition, she held various roles including Chief Technology Officer during her 12-year tenure at Deutsche Bank AG (NYSE: DB), an investment bank and financial services company, beginning in July 2007.

Related areas of expertise: Ms. Guichelaar brings to the Board deep technical expertise in digital technologies, information technology, cybersecurity, privacy, and compliance. Throughout her career as a senior technology executive at Fortune 500 and multinational companies, she has developed valuable skills and perspectives that support the Board’s oversight of the Company’s growth and technology strategies.

Angel Morales has served as the Founder and Chief Executive Officer of Morales Capital Partners, an investment firm, since January 2015. Mr. Morales previously served as a Managing Director and the Group Co-Head of Bank of America Merrill Lynch Global Private Equity, a private equity arm of Merrill Lynch which merged with Bank of America Capital Investors, from January 2009 to May 2011 and as a co-Founder and Managing Partner of North Cove Partners LLC, an independent private equity group focused on large-scale buyouts and growth capital financings, from June 2011 to December 2014. Mr. Morales has also served as a board member and audit committee member of Univista Insurance since March 2022 and as a Senior Advisor to Avance Investment Management since February 2021. He also serves as chairman of the board of directors at Comp Sci High since September 2016, as a member of the Executive Committee and Financial Aid Working Committee and as the Vice Chair of the Executive Committee at Harvard College Fund since July 2019, as a member of the board of directors and the Finance Committee at NewSchools Venture Fund since March 2021, as a member of the board of directors and the Chair of the Finance Committee at Hispanic Scholarship Fund since January 2014 and as a member of the board of directors and the Chair of Transcend since December 2019. Mr. Morales received an MBA from Harvard Business School and an AB from Harvard University.

Related areas of expertise: Mr. Morales brings to the Board strong financial acumen, investment expertise, risk management experience, and operational experience developed through his extensive management of private equity investment entities. In addition, Mr. Morales provides our Board with a valuable investor-oriented and returns-focused perspective, as well as a deep understanding of Cano Health’s markets, business dynamics, and financial management.

Solomon D. Trujillo is the founder of Trujillo Group Investments, LLC, where he has served as Chairman since 2003. In April 2023, Mr. Trujillo was elected to serve as our non-executive Chairman of the Board, and, since Cano Health becoming a public company in 2021, he was elected to serve as the Board’s lead independent director until his election to serve as our non-executive Chairman of the Board. Mr. Trujillo has previously led 3 large market-cap global companies, including as the CEO and a director of Telstra Corporation Limited (ASX: TLSYY), an Australian media and telecommunications company, from July 2005 to February 2009; as the CEO and a director of Orange S.A. (formerly France Télécom, S.A.) (CAC 40: ORAN), a multinational telecommunications corporation, from February 2003 to April 2004; and from July 1995 until May 1998, he served as the CEO of US West Communications, Inc., a NYSE listed company, and from June 1998 until July 2002 he served as Chairman and CEO of US West, Inc. (NYSE: USW). Mr. Trujillo currently serves on the board of directors of Western Union Company (NYSE: WU), a multinational financial services company. He previously served on the boards of directors of companies that are among the world’s most admired global brands, including PepsiCo (NASDAQ: PEP), Bank of America (NYSE: BAC), and Target Corporation (NYSE: TGT). He has also served on the boards of industry-leading companies including EDS, Gannett Co., WPP plc (NYSE: WPP), and Fang Holdings Limited (NYSE: SFUN). Mr. Trujillo served as a trade policy advisor to both the Clinton and George W. Bush administrations and remains active in public policy issues related to trade, productivity, innovation and economic development. Mr. Trujillo is the Chairman and Founding Partner of New Cadence Productions, a U.S. television and film content creation studio for the New Mainstream audience. He also serves as a Senior Advisor for Bain & Company, Inc., a management consulting company and serves on the board of advisors at the Stanford Center on Longevity. Mr. Trujillo is the sole member of Trujillo Group, LLC. He has also served as the Chairman and CEO of TruCo Technology, LLC from July 2013 until July 2021, the Chairman of Encantos from September 2020 until July 2022, and the Chairman of Agua Media from July 2021 until January 2023. Mr. Trujillo is the co-founder of L’ATTITUDE since January 2018, L’ATTITUDE Ventures since August 2022 and Latino Donor Collaborative, a non-profit organization dedicated to data and research regarding the US Latino cohort designed to highlight growth opportunities for all Americans and the Latino community’s power to uplift the economy, since January 2010. Mr. Trujillo received his BS and MBA from the University of Wyoming.

Related areas of expertise: Mr. Trujillo brings to the Board expertise and skills developed over a strong, 40-year track record of executive and board-level leadership at some of the world’s leading companies. His experience shaping strategy and advancing organizational objectives contributes to our Board significant insight in disciplines critical to the Company’s business, including innovation, transformation, operational excellence, finance and investor relations, strategic planning, and corporate governance. His active leadership within the Latino community through both investments and not-for-profit activity provide the Company valuable insight related to its marketing and growth strategy within its core demographics.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past 5 years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Independence of the Board

The NYSE has adopted independence standards for companies listed on the NYSE, which apply to Cano Health. These standards require a majority of the Board to be independent and every member of the Audit Committee, Compensation Committee and NCGC to be independent. NYSE standards provide that a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).” In addition, the NYSE prescribes certain other “independence” standards.

To determine which of its members is independent, the Board uses the standards prescribed by the NYSE and also considers other relevant facts and circumstances, including whether a director had any other past or present relationships with Cano Health that created conflicts or the appearance of conflicts. Based on its most recent review, the Board has affirmatively determined that Dr. Muney, Messrs. Trujillo and Morales and Mmes. Guichelaar and Rivera each qualify as independent directors.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee and a NCGC. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dr. Marlow Hernandez
Jacqueline Guichelaar	X		X
Angel Morales	X (Chair)	X
Dr. Alan Muney	X	X (Chair)
Kim Rivera	X		X (Chair)
Solomon D. Trujillo*			X

*	Chairman of the Board since April 2023.

Audit Committee

The Audit Committee is responsible for, among other matters:

•	selecting and appointing a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•	assisting the Board in fulfilling its oversight responsibilities relating to the Company’s internal controls over financial reporting and its other processes to manage and control risk; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Board has affirmatively determined that each of Dr. Muney, Mr. Morales and Mmes. Guichelaar and Rivera qualify as an independent director for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of the Audit Committee is financially literate and our Board has determined that Mr. Morales qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee’s written charter is available at our corporate website at www.canohealth.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

•	reviewing, approving and determining the compensation of the Company’s officers and key employees;

•	reviewing and recommending compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•	administering the Company’s equity compensation plans;

•	reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•	reviewing and making recommendations to the Board regarding policies and procedures for the grant of equity-based awards.

The Compensation Committee may delegate to one or more executive officers of the Company the power to grant options and restricted stock or other equity-linked awards to employees or non-employee service providers of the Company or any subsidiary of the Company who are not directors or executive officers. Additionally, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.

Our Board has affirmatively determined that each of Dr. Muney and Mr. Morales qualify as an independent director for purposes of serving on the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.canohealth.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Nominating and Corporate Governance Committee

The NCGC is responsible for, among other matters:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•	evaluating the performance of the Board and of individual directors;

•	considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•	reviewing, evaluating and recommending to the Board corporate governance guidelines; and

•	periodically reviewing those guidelines and recommending any changes.

Our Board has affirmatively determined that each of Mmes. Guichelaar and Rivera and Mr. Trujillo qualify as an independent director for purposes of serving on the NCGC. The Board has adopted a written charter for the NCGC, which is available on our corporate website at www.canohealth.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

The NCGC will consider candidates properly recommended by stockholders holding at least 3% of the Company’s common stock continuously for at least 24 months prior to the date of the submission of the recommendation in the same manner as candidates recommended to the NCGC from other sources. In evaluating director candidates, the NCGC will consider the current size and needs of the Board and the respective committees of the Board, as well as such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments, diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation, and other factors that the NCGC may consider appropriate. The NCGC requires the following minimum qualifications to be satisfied by any nominee for a position on the Board: high standards of personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to the Company’s success; an understanding of the fiduciary responsibilities that is required of a Board member and the commitment of time and energy necessary to diligently carry out those responsibilities. To recommend director candidates to the NCGC, stockholder recommendations containing all the required information specified in the NCGC’s charter must be submitted in writing to the Company’s Secretary of the Company at 9725 NW 117 Avenue, Miami, FL 33178 and by email at david.armstrong@canohealth.com not less than 120 calendar days prior to the date on which the Company’s definitive proxy statement was released to stockholders in connection with the previous year’s annual meeting.

For the year ended December 31, 2022, our Board held 5 regular meetings and 14 special meetings. Our Audit Committee, Compensation Committee and NCGC held 8, 4 and 3 meetings, respectively, during 2022. In 2022, Jacqueline Guichelaar attended less than 75% of total number of meetings of the Board and the committees of the Board on which she served. All directors attended our 2022 Annual Meeting of Stockholders. Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special Board meetings. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates will be taken into account by the NCGC and the Board in connection with assessments of director candidates for renomination as directors.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. We believe our Board and Board committee composition benefits the Company and its stockholders.

Independence; Board Mix

Our Board has an effective mix of independent and non-independent directors. Our Board includes 5 independent directors and one non-independent director.

Separation of the Chairman and Chief Executive Officer Roles

In April 2023, we separated the role of our Chairman of the Board and our Chief Executive Officer (“CEO”). The Board of Directors has determined that it is in the best interests of our stockholders to have an independent, non-executive Chairman serve as the Company’s Board Chairman at this time and appointed Solomon Trujillo, our then-Lead Independent Director, to be our non-executive Chairman of the Board. This leadership structure aids the Board’s oversight of management and allows Dr. Hernandez to focus his attention on his role as our CEO, while remaining a director. The non-executive Chairman has the responsibility of presiding over all meetings of the Board, consulting with the CEO on Board meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the CEO and advising them on the efficiency of Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities.

Risk Oversight

Our Audit Committee oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities, with management reporting on areas of material risk based on its annual risk assessment exercise. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our Company, including financial, legal, regulatory, strategic, and cybersecurity and other information security risks. As part of the annual risk assessment exercise, our management conducts executive management interviews, participates in key committee meetings (including meetings of the Disclosure Committee, Compliance Committee and, during our recent ERP implementation, the Oracle Committee), quantitatively scopes financial accounts and IT system sources and considers industry reports and legal and/or regulatory changes to understand short-term, medium-term and long-term priorities, objectives and strategies, taking into account the level of maturity and degree of integration of governance and risk management programs. Management provides regular updates to the Audit Committee on our risk management program and reports on identified high-priority risks and opportunities during regularly scheduled Audit Committee meetings, unless there are matters that merit more immediate action. In turn, the chairman of the Audit Committee is responsible for regularly reporting to the Board.

We recognize that Cybersecurity risk is a critical enterprise concern. To mitigate cybersecurity risk, we have obtained cybersecurity insurance coverage and established Cybersecurity and IT Governance Program to stay at the forefront of security and threat management. Our program monitors and assesses our IT environment to provide continuous improvement and automate incident response. We have instituted best practice for preventive safeguards, governance, monitoring, detection, response and third-party validation. Data, updates and results from our program are provided to the Audit Committee at regularly scheduled meetings, unless there are matters that merit more immediate action. In turn, the chairman of the Audit Committee is responsible for regularly reporting to the Board.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics (the “Code”) that applies to all our officers, directors and employees. Among other matters, our Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

•	accountability for adherence to the Code.

Any waiver of the Code for our directors or officers may be made only by our Board and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Our Code is available on our corporate website at https://investors.canohealth.com/governance/governance-documents/. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Meetings of Independent Directors

In accordance with our Corporate Governance Guidelines, the non-management directors meet at regularly scheduled executive sessions without management participation, and the independent directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so annually.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

Cano Health, Inc.

9725 NW 117th Avenue

Miami, Florida 33178

Attn: Board of Directors

c/o General Counsel

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as the Company’s executive officers as of April 30, 2023:

Name	Age	Position
Dr. Marlow Hernandez	38	Chief Executive Officer
Brian D. Koppy	53	Chief Financial Officer
Robert Camerlinck	56	Chief Operating Officer
Dr. Richard B. Aguilar	66	Chief Clinical Officer
David Armstrong	58	General Counsel, Chief Compliance Officer and Secretary
Mark Novell	60	Chief Accounting Officer

Dr. Marlow Hernandez’s biographical information can be found above in “Proposal 1 – Election of Directors – Continuing Directors.”

Brian D. Koppy has served as the Company’s Chief Financial Officer since April 2021. Prior to joining Cano Health, Mr. Koppy served as Senior Vice President of Enterprise Financial Planning and Analysis for CVS Health Corporation (NYSE: CVS), a healthcare company, from April 2019 to March 2021. Prior to CVS’ merger with Aetna Inc., Mr. Koppy served as Chief Financial Officer of Aetna’s Commercial Markets Business from June 2013 to March 2019. Mr. Koppy also has prior experience at Assurant, Inc. (NYSE: AIZ), and Barnes Group, Inc. (NYSE: B). Mr. Koppy received a BS and an MBA in finance from the University of Connecticut.

Robert Camerlinck has served as the Company’s Chief Operating Officer since August 2022. Prior to such appointment, from June 2020 Mr. Camerlinck served as President of Healthy Partners, Inc., a provider of primary care services that he founded in 1994, which the Company acquired in June 2020. From 2000 to May 2020, Mr. Camerlinck served as Healthy Partners, Inc.’s Chief Executive Officer.

Dr. Richard B. Aguilar has served as the Company’s Chief Clinical Officer since 2015. Dr. Aguilar is a member of the American College of Physicians, National Hispanic Medical Association, as well as the American Diabetic Association. Dr. Aguilar maintained a private practice with offices in Downey and Huntington Park, CA from 1988 to 2021. Dr. Aguilar has served as Chief of Medicine and Chief of the ICU at several hospitals from 1990 to 1992 and from 2006 to 2010 was also director of Diabetes Care for High Lakes Health Care in Bend, Oregon. Dr. Aguilar also served as an advisory board member to the American Diabetes Association and the Latino Health Care Provider CE Planning Committee from 2003 to 2006. In 2009, Dr. Aguilar was recognized by the American Diabetes Association/National Committee for Quality Assurance as a recipient of the Diabetes Physician Recognition Program in the state of Oregon and in 2011, he received the same award for patient care at his California offices. In 2017 and again in 2018, various Miami-based Cano Health offices also received this recognition. Dr. Aguilar also is co-founder and Medical Director of Diabetes Nation, a primary care founded group which published its Diabetes Intervention and Management with Excellence Program® Care Model results. Dr. Aguilar received his medical degree at the University of California, Irvine College of Medicine and completed his internship and residency in Internal Medicine at UC Irvine Medical Center and Long Beach Veterans Administration Medical Center.

David Armstrong, J.D. has served as the Company’s General Counsel and Chief Compliance Officer since August 2018. Mr. Armstrong is an experienced corporate generalist with substantial law firm and in-house experience representing all aspects of commercial operations. Prior to joining Cano Health, Mr. Armstrong served in a number of corporate roles including General Counsel, Chief Compliance Officer and Corporate Secretary of Promise Healthcare, Inc., a healthcare service provider, from May 2008 to December 2017; Senior Counsel Mid-Atlantic States for Kaiser Permanente, an integrated managed care consortium; and Assistant General Counsel at BlueCross BlueShield of Michigan, an independent licensee of Blue Cross Blue Shield Association. In addition, Mr. Armstrong has practiced law in private practice, most recently as partner in the Law Offices of Julie Allison, P.A. from December 2017 to August 2018, a full-service law firm with a national clientele of clients including entrepreneurs, hospitals, clinics, facilities, clinical laboratories, physicians, medical groups, insurance brokers and healthcare provider networks. Mr. Armstrong earned his JD (cum laude) from the University of Michigan Law School and his undergraduate degree from Michigan State University. Mr. Armstrong is a member of the Bar in Florida, Maryland, Pennsylvania and Michigan.

Mark Novell has served as the Company’s Chief Accounting Officer since May 2021. Prior to joining Cano Health, Mr. Novell served as Chief Accounting Officer and Vice President, Controller of European Wax Center Inc. (NASDAQ: EWCZ), a major chain of hair removal salons, from October 2016 to February 2021 where he led financial reporting, treasury management, tax compliance and structuring, and financial systems. He was Vice President, Assistant Corporate Controller of Carnival Corporation & PLC (NYSE/LSE: CCL; NYSE: CUK) from June 1999 to October 2016 where he oversaw global reporting and accounting matters during Carnival’s most rapid period of growth. Mr. Novell earned a BS in Accounting from Pennsylvania State University.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our key compensation policies and determinations that applied to our named executive officers for 2022. When we refer to the “named executive officers” or NEOs in this CD&A, we are referring to the following individuals:

Name	Position
Dr. Marlow Hernandez	Chief Executive Officer
Brian D. Koppy	Chief Financial Officer
Robert Camerlinck	Chief Operating Officer (effective August 1, 2022)
Dr. Richard Aguilar	Chief Clinical Officer
David Armstrong	Chief Compliance Officer and General Counsel

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

We are a primary care-centric, technology-powered healthcare delivery and population health management platform designed with a focus on clinical excellence. We are one of the largest independent primary care physician groups in the U.S. We utilize our technology-powered, value-based care delivery platform to provide care for our members. Our mission is simple: to improve patient health by delivering superior primary care medical services while forging life-long bonds with our members. Our vision is clear: to become a leader in primary care by improving the health, wellness and quality of life of the communities we serve, while using disciplined cost controls to reduce healthcare costs.

Key 2022 Compensation Actions

The primary elements of our total direct compensation program for the NEOs, and a summary of the actions taken by the Compensation

Committee with respect to 2022, are set forth below.

Compensation Component	Link to Business and Talent Strategies	2022 Compensation Actions
Annual Base Salary	• Competitive base salaries help attract, motivate, and retain executive talent.	• There were no increases to base salaries.
Cash Bonus under Annual Incentive Plan (“AIP”)	• Focus executives on achieving annual financial and strategic non-financial results that are key indicators of annual financial and operational performance.

• Annual incentive plan goal setting was rigorous, and achievement was attained below the combined target level.

• The Compensation Committee exercised negative discretion and determined not to pay any cash bonuses to the NEOs for 2022.

Equity Awards under Long-Term Incentive Program (“LTIP”)

• Equity awards consisted of Performance Adjusted Restricted Stock Units (“PARSUs”) and stock options

• PARSU are awarded based on the achievement of pre-established key financial goals and a relative TSR modifier.

• Stock options provide focus on stock price appreciation, and direct alignment with our stockholders.

• PARSU goal-setting was rigorous and PARSUs were earned below the combined target level, earned PARSUs are subject to a further 2-year vesting period.

• Stock options are subject to a 4-year vesting period.

Overview of Executive Compensation Program

Executive Compensation Objectives

Cano Health requires top talent with a wide range of skills, experience, and leadership qualities to guide the Company in support of its mission and create long-term value for our stockholders. The Compensation Committee’s goal is to implement an executive compensation program that is built upon the following 3 core objectives:

•	Attracting, Motivating and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset.

•	Pay-for-Performance. A material portion of an executive’s target compensation should be at-risk and directly aligned with Company performance.

•	Alignment with Stockholder Interests. Our executives’ interests should be aligned with the long-term interests of our stockholders.

2022 Executive Compensation Program Design

Cano Health’s executive compensation program is designed to balance our goal of attracting, motivating, and retaining high-performing senior executives with our goal of aligning their interests with those of our stockholders. The target total direct compensation (“TDC”) of our NEOs in 2022 consisted of the following elements: base salary, a target cash bonus opportunity under our AIP, and a target equity incentive opportunity under our LTIP (all as more fully described in this CD&A).

Our executive compensation philosophy is focused on pay-for-performance. In this regard, we link a significant portion of each NEO’s target TDC to the achievement of specified performance goals or appreciation in the market price of our common stock. As illustrated by the charts below, the majority of 2022 target pay that could have been earned by our NEOs was variable, at-risk pay.

CEO 2022 Target Pay Mix	Other NEOs Average 2022 Target Pay Mix*

*

Excludes Mr. Camerlinck who was promoted to COO on August 1, 2022 and became an executive officer of the Company at that time; Mr. Camerlinck did not have a pre-established target or guaranteed bonus for 2022.

The Compensation Committee will annually evaluate our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

Compensation Governance

The following features of our ongoing executive compensation program are designed to align with stockholder interests and compensation governance best practices:

What We Do	What We Don’t Do

✓ Pay for performance by providing a significant percentage of target annual compensation in the form of variable, at-risk compensation

✓ Pre-established performance goals that are aligned with creation of stockholder value

✓ Market comparison of executive compensation against a relevant peer group of companies

✓ Maintain stock ownership guidelines to encourage equity ownership by our executive officers and non-employee directors

✓ Use of an independent compensation consultant reporting to the Compensation Committee and providing no other services to the Company

✓ Annual say-on-pay vote

× No automatic or guaranteed annual salary increases or annual cash incentive payments

× No automatic “single-trigger” acceleration of equity awards upon a change of control

× No option repricing, backdating, or spring-loading

× No excessive perquisites to our NEOs

× No supplemental executive retirement plans

× No hedging of Company securities

× No excise tax gross-ups

As we mature as a public company, we will continually evaluate our compensation governance and strive to reflect market best practices. We are committed to sound compensation governance, which we believe promotes the long-term interests of our stockholders, fosters sustained business success, and strengthens Board and management accountability.

How We Determine Executive Compensation

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for our executive compensation program.

Compensation Committee

•  Reviews and approves base salaries, annual cash incentive targets and earned cash incentive compensation, as well as equity incentive targets and earned equity compensation for NEOs

•  Reviews current compensation levels of NEOs, considers competitive compensation for comparable positions and assesses NEO performance as compared to expectations and objectives

•  Approves incentive compensation programs and performance goals for the AIP and LTIP

•  Approves all compensation for NEOs

Board of Directors	• Reviews and ratifies compensation for the CEO and other NEOs

Independent Committee Consultant – FW Cook

•  Provides independent advice, research, and analytical services to the Compensation Committee with respect to executive compensation matters

•  Participates in Compensation Committee meetings as requested and communicates with the Chairperson of the Compensation Committee between meetings

•  Reports to the Compensation Committee, does not perform any other services for the Company, and has no economic or other financial ties to the Company or the management team that could reasonably be expected to compromise its independence or objectivity

•  Our Compensation Committee has assessed the independence of FW Cook consistent with NYSE listing standards and has concluded that the engagement of FW Cook does not raise any conflict of interest

CEO and Management

•  Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to the NEOs and other senior executives, and provides the preliminary recommendations to the Compensation Committee

•  Responsible for the administration of the compensation programs after Compensation Committee decisions are approved

Use of Peer Group and General Market Data

Based on the advice and analysis of its independent compensation consultant, FW Cook, the Compensation Committee approved the following peer group of 16 companies for 2022:

1Life Healthcare (ONEM)	Encompass Health (EHC)	RadNet (RDNT)
Acadia Healthcare (ACHC)	LHC Group (LHCG)	Surgery Partners (SGRY)
Addus HomeCare (ADUS)	MEDNAX (MD)	Teladoc Health (TDOC)
Amedisys (AMED)	National HealthCare (NHC)	The Ensign Group (ENSG)
Apollo Medical Holdings (AMEH)	Oak Street Health (OSH)	U.S. Physical Therapy (USPH)
CorVel (CRVL)

The peer companies primarily consist of companies operating healthcare facilities and providing patient services. Based on data compiled by FW Cook at the time of the peer group development (reflecting publicly available data as of December 31, 2021), our revenue based on the available trailing 4 quarters and market capitalization were at the 49th and 53rd percentiles, respectively, in relation to the peer group.

Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. In setting compensation, the Compensation Committee considers each NEO’s level and job performance, their duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies, as well as general industry survey data and other circumstances unique to the Company.

The Compensation Committee then evaluates whether the compensation elements and levels provided to our NEOs were generally appropriate relative to their responsibilities at the Company compared to compensation elements and levels provided to their counterparts in the peer group or within the market. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows it to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular range or percentile level of total compensation paid to executives at the peer group companies or general industry survey data.

Our Compensation Committee will review our compensation peer group periodically and will make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Consideration of 2022 Say-On-Pay Advisory Vote

The Compensation Committee considered the results of our first stockholder “say-on-pay” advisory vote. Stockholders showed strong support for our executive compensation program, with 96.8% of the votes cast in favor of the Company’s say-on-pay vote at our 2022 Annual Meeting of Stockholders. In light of the strong support reflected by the results of the 2022 “say-on-pay” proposal, the Compensation Committee maintained our general philosophy on executive compensation for 2022. The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation market trends and practices, and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

Named Executive Officer Compensation

Annual Base Salary

Annual base salaries are a fixed amount paid to each executive for performing their normal duties and responsibilities of employment. We determine the amount based on the executive’s overall performance, level of responsibility, tenure and experience in role, and market data. Consistent with our initiative to conserve our cash resources, there were no base salary increases in 2022.

	2021 Base Salary	2022 Base Salary
Dr. Marlow Hernandez	$350,000	$350,000
Brian Koppy	$325,000	$325,000
Robert Camerlinck*	—	$468,277
Dr. Richard Aguilar	$300,000	$300,000
David Armstrong	$235,000	$235,000
*

Mr. Camerlinck was promoted to COO on August 1, 2022 and became an executive officer at that time; his base salary is reflective of his salary that was in effect in his role as President of Healthy Partners, Inc., as agreed at the time we acquired that company.

Annual Incentive Plan

Our AIP is a cash-based program that is designed to drive the achievement of our critical annual financial and strategic goals, which are key indicators of effective operational performance and should build the foundation for long-term stockholder value creation. For 2022, the AIP framework was as follows:

The target annual incentive opportunity for each of our NEOs for 2022 was as follows:

	2022 Target Annual Incentive	2022 Target Annual Incentive as Percent of Base Salary
Dr. Marlow Hernandez	$175,000	50%
Brian Koppy	$195,000	60%
Robert Camerlinck*	N/A	N/	A
Dr. Richard Aguilar	$120,000	40%
David Armstrong	$70,500	30%
*	Mr. Camerlinck was promoted to COO on August 1, 2022 and became an executive officer at that time; he did not have a pre-established target or guaranteed bonus for 2022.

Annual incentive payments can range from 0% to 200% of the target award opportunity, based on performance relative to goals, as determined by the Compensation Committee. The Compensation Committee established the following goals and payout levels under the 2022 AIP:

Metric	Weighting	Rationale for Metric	Payout Range
Revenue	42.5%	Key top-line financial metric of our performance	0-200%
Adjusted EBITDA*	42.5%	Key measure to assess the financial performance of our business in order to make decisions on allocation of resources	0-200%
Strategic Objectives	15.0%	Key measure of supporting the Company’s long-term strategy	0-200%
Individual Modifier	—	Key measure to recognize each NEO’s individual contribution and personal impact on the Company’s strategic priorities	+/-20%
*

Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, non-cash goodwill impairment loss, transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt and changes in fair value of warrant liabilities. For the periods through December 31, 2022, in calculating Adjusted EBITDA, the Company also excluded the impact of de novo losses consisting of costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility.

The 2022 AIP performance levels were intended to be rigorous, such that achieving threshold levels would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance. The threshold, target and maximum performance and payout opportunities under the 2022 AIP (subject to interpolation between points), along with the actual performance achieved and related weighted score, are set forth below:

	Threshold ($ million)	Target ($ million)	Maximum ($ million)	Actual Performance ($ million)	Actual Performance (% of Target Achieved)	Payout %
Payout %	50%	100%	200%
Revenue	$2,580	$2,867	$3,154	$2,740	95.6%	77.8%
Adjusted EBITDA*	$212	$235	$259	$152.5	64.9%	0.0%

Weighted Average Financial Performance Score: 33.1%

The NEOs were also subject to a scorecard of strategic objectives with an allocated weighting of 15% relating to the Company’s performance with respect to: Net Promoter Score, Healthcare Effectiveness Data and Information Set (“HEDIS”) (Stars) and Total Medical Loss Ratio (MLR) (collectively, the “Strategic Objectives”). The Compensation Committee determined that the Strategic Objectives were achieved at target performance.

The formulaic outcome based on the financial metrics and the Strategic Objectives was 48.1%, based on the 33.1% financial metric and the 15% strategic metric. However, after holistically considering the Company’s overall performance during 2022, as well as the Company’s initiative to conserve cash, the Compensation Committee exercised its negative discretion and determined not to pay any cash bonuses for 2022.

2022 Long-Term Incentive Program (“LTIP”)

Long-term equity incentive awards under our LTIP are designed to enable us to align our NEOs’ interests with those of our stockholders by giving them a meaningful ownership interest in our Company. We believe that equity awards provide our NEOs with a direct interest in our long-term performance and create an ownership mindset.

For 2022, our NEOs were eligible to receive annual equity incentive awards in the form of time-based stock options and performance-adjusted restricted stock units (“PARSUs”). All stock option and PARSU awards are approved by the Compensation Committee or our Board. The target value of each executive’s annual equity award opportunity was intended to be market competitive and reflective of such executive’s skill set, experience, role, and responsibilities.

Target Value of 2022 LTIP
Dr. Marlow Hernandez	$2,700,000
Brian D. Koppy	$962,000
Robert Camerlinck	$1,000,000
Dr. Richard Aguilar	$724,000
David Armstrong	$543,000

The table below summarizes the key features of our NEOs’ 2022 equity awards:

Equity Award	Target LTIP Weight	Key Features
Performance Adjusted RSU (PARSU)	80%

•  PARSUs link granted equity compensation value to the achievement of critical financial objectives and align executives’ interests with those of our stockholders.

•  Grant of PARSUs was conditioned on the achievement of pre-established 2022 financial goals and a relative stockholder return (TSR) modifier.

•  Financial goals consisted of revenue (key top-line metric) and Adjusted EBITDA (key bottom-line metric). Please see earlier discussion for a description of certain adjustments to the metrics.

•  The achievement of the financial metrics was modified by the Company’s TSR performance to further align the earned PARSU value with our 2022 stock price performance relative to the following set of core peers:

			1Life Health Care Agilon Health CareMax	Oak Street Health P3 Health Partners Privia Health Group

		Based on Cano’s stock price performance, the relative TSR adjustment would be as follows:

		Performance Level	Cano TSR	Modifier
		Maximum	200% of Peer Average or More	200%

		Target	100% of Peer Average	100%

		Threshold	50% of Peer Average or Less	50%
Time Based Stock Options	20%

•  Earned PARSUs will be granted following completion of the 2022 performance period and will vest annually over a 2-year period commencing December 31, 2023, subject generally to continued employment on each vesting date.

•  Stock options are designed to align our executives’ interests with the interests of our stockholders because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant.

•  Stock options will be granted following completion of the 2022 performance period and will vest annually over a 4-year period commencing March 15, 2024, subject generally to continued employment on each vesting date.

For 2022, the PARSUs that were eligible to be earned based on achievement of the revenue and Adjusted EBITDA goals set forth below, as further adjusted by the relative TSR modifier, consisted of the following:

Step 1: Measure Performance Against Financial Goals (with performance between points interpolated)

	Threshold ($ million)	Target ($ million)	Maximum ($ million)	Actual Performance ($ million)	Actual Performance (% of Target Achieved)	Payout %
Payout %	50%	100%	200%
Revenue (50%)	$2,580	$2,867	$3,154	$2,740	95.6%	77.8%
Adjusted EBITDA (50%)*	$212	$235	$259	$152.5	64.9%	0.0%

Weighted Average Financial Score: 38.9%

Step 2: Calculate Relative TSR Modifier (with performance between points interpolated)

	Threshold	Target	Maximum	Actual Performance	Modifier
Relative TSR	50%	100%	200%	Below Threshold	50%

Step 3: Calculate Final Earned LTI Percentage

	Initial Earned (% of Payout)	rTSR Modifier	Adjusted Value (% of Payout)	Final Earned PARSU Percentage
Revenue (50%)	77.8%	50.0%	38.9%	19.5%
Adjusted EBITDA (50%)*	0.0%	50.0%	0.0%
*	Please refer to earlier description of certain adjustments to the metrics.

Based on the foregoing calculation, the following table shows the stock options and final earned PARSUs granted under the 2022 LTIP. Dr. Aguilar received an incremental PARSU allocation of 5.5% in recognition of his 2022 performance and contribution in the critically important areas of medical quality, research and clinical training.

	Target LTI Value		Awarded LTI Value	Awarded PARSUs		Awarded Stock Options
				Value ($)	Number (#)	Value ($)	Number (#)
Dr. Marlow Hernandez	$2,700,000		$960,242	$420,242	348,604	$540,000	729,730
Brian D. Koppy	$962,000		$342,131	$149,731	124,206	$192,400	260,000
Robert Camerlinck*	$545,929	*	$194,157	$84,971	70,486	$109,186	147,548
Dr. Richard Aguilar	$724,000		$289,600	$144,800	120,116	$144,800	195,676
David Armstrong	$543,000		$193,115	$84,515	70,108	$108,600	146,757
*	Mr. Camerlinck’s LTI is based on proration of his target LTI of $224,000 at 57.8% prior to becoming COO in August 2022, and his target LTI of $1 million at 41.6% after becoming COO.

2022 Target LTI Value versus Awarded LTI Value

($000)

Following completion of the 2022 performance period:

•

The PARSUs were granted on March 31, 2023, with the number of restricted stock units (“RSUs”) calculated by dividing the applicable earned value by $1.2055, the average per share closing price of our Class A common stock during the 20-trading days prior to and including the grant date. (An average closing price was used to smooth single-day price volatility in our share price.)

•

The stock options were granted on March 31, 2023 with the number of options calculated based on the Black-Scholes value on the grant date; the exercise price was $0.91 per share, being the per share closing price of our Class A common stock on the grant date.

Notwithstanding that the foregoing LTI awards were granted with respect to 2022 performance, as required by applicable SEC rules, these LTI awards will be reported in the Summary Compensation Table and Grants of Plan Based Awards Table included in our 2024 proxy statement because they were formally granted in 2023.

Please refer to the 2022 proxy statement for a discussion of the equity awards formally granted in 2022 with respect to the 2021 performance period which are reflected in the Grants of Plan Based Awards table.

Separate from the annual LTIP awards, and pursuant to his employment agreement, on August 1, 2022 Mr. Camerlinck also received a 1-time promotion equity grant of 250,000 RSUs, which will vest pro-rata over 4 years commencing on the 1st anniversary of the grant date, subject to Mr. Camerlinck’s continued employment with us through each such vesting date.

Other Compensation and Governance Matters

Employment Agreements

We have entered into employment agreements with each of our NEOs which provide for “at will” employment. For additional information regarding the material terms of each NEO’s employment agreement, please see the section below entitled “Employment Agreements with Named Executive Officers.” Each of our NEOs is also subject to a non-competition, non-solicitation, confidentiality, and assignment agreement, which provides for a perpetual post-termination confidentiality covenant as well as non-competition and non-solicitation of customers, employees and consultants covenants that apply during employment and for 1 year following termination, subject to the type of termination in the case of the non-competition provision.

Retirement, Health, Welfare, Perquisites and Personal Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short and long-term disability, and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

We sponsor a 401(k) defined contribution plan in which our U.S.-based NEOs may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “IRC Code”), to the same extent as our other U.S.-based regular employees.

Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, employees, including our NEOs, have an opportunity to purchase our Class A common stock at a discount through payroll deductions. The purpose of the employee stock purchase plan is to encourage our employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines to encourage equity ownership by our executive officers and non- employee directors in order to reinforce the link between their financial interests and those of our stockholders. Under our stock ownership guidelines, our CEO is expected to own an amount of our stock equal in value to at least 5 times his base salary; our other NEOs are expected to own an amount of our stock equal in value to at least 3 times their respective base salaries; and our non-employee directors are expected to own an amount of our stock equal in value to at least 5 times their annual cash retainer. Until this minimum level is met, the applicable individual would be required to retain at least 50% (100% in the case of non-employee directors) of the after-tax shares acquired upon exercise of stock options and vesting of any restricted stock, restricted stock units and performance share awards.

What Counts Toward the Guidelines	What Does Not Count Toward the Guidelines
✓ Shares owned by the executive/non-employee director, and their respective immediate family members or family trust ✓ Fully-vested share awards that have been deferred for future delivery	× Unvested and unearned restricted stock/restricted stock units/performance shares × Unexercised stock options

Hedging and Pledging Transactions

Pursuant to our Insider Trading Policy, we prohibit our directors, officers and certain designated employees from buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time.

We also have an anti-pledging policy whereby no executive officer or director may pledge the Company’s securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Audit Committee. As described earlier in this CD&A, we have a pay-for-performance compensation philosophy under which compensation is predominantly earned and delivered in the form of equity. Given that our executive compensation program is heavily weighted towards equity, we believe permitting a limited amount of pledging is necessary and appropriate because it mitigates the need for executives to sell Company shares to address unanticipated or urgent personal and family liquidity needs. As part of its risk oversight function, the Audit Committee reviews any share pledges to assess whether such pledging poses an undue risk to the Company. As of December 31, 2022, there were no outstanding pledges for our NEOs and directors.

Tax Deductibility Policy

The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of its stockholders, even if these amounts are not fully tax deductible.

Compensation Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards, encourage executives to maintain both a short- and a long-term view with respect to the Company’s performance.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this filing.

Dr. Alan Muney, Chair

Angel Morales

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, other than the Company’s 2022 Form 10-K, where it shall be deemed to be “furnished,” irrespective of any general incorporation language in any such filing.

Executive Compensation Tables

2022 Summary Compensation Table

The following table presents information regarding the compensation earned or received by our NEOs during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Dr. Marlow Hernandez Chief Executive Officer	2022	350,000	—	3,421,127	539,999	—	8,881	4,320,007
	2021	350,000	—	19,074,480	11,914,500	344,116	2,900	31,685,996
	2020	350,000	700,000	—	—	—	2,808	1,052,808
Brian Koppy Chief Financial Officer	2022	325,000	—	953,723	142,322	—	8,900	1,429,945
	2021	237,500	600,000	7,705,606	1,690,000	283,643	1,375	10,518,124
Dr. Richard Aguilar Chief Clinical Officer	2022	300,000	—	919,032	144,802	—	—	1,363,834
	2021	289,423	—	7,013,142	2,537,958	235,966	—	10,076,489
	2020	275,000	75,000	—	—	—	—	350,000
Robert Camerlinck Chief Operating Officer (6)	2022	468,623	—	3,187,382	44,798	—	2,882	3,703,685
David Armstrong Chief Compliance Officer & General Counsel	2022	235,000	—	687,981	108,601	—	8,969	1,040,551
	2021	235,000	—	4,800,642	2,537,958	138,630	1,808	7,714,038
	2020	235,000	70,000	—	20,880	—	—	325,880

(1)	For Mr. Koppy, the amounts reported as salary for the 2021 fiscal year reflect the salary earned in 2021 following his commencement of employment with us in April 2021.
(2)

Amounts shown reflect the grant date fair value of RSUs granted during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see “Note 17, Stock-Based Compensation” to our audited consolidated financial statements in our 2022 Form 10-. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the NEOs upon the vesting or settlement of the RSUs.

(3)

Amounts shown reflect the grant date fair value of stock options granted during the fiscal years ended December 31, 2022 and December 31, 2021, and the grant date fair value of Class B Units of Primary Care (ITC) Holdings, LLC granted during the fiscal year ended December 31, 2020. The grant date fair value was computed in accordance with FASB ASC Topic 718, excluding any estimates of forfeitures related to service-based vesting conditions. With respect to option awards granted in 2021 which are earned based on market-based conditions, the fair value was estimated using a Monte Carlo simulation model. With respect to option awards granted in 2022, such awards are not earned based on market-based conditions and therefore a Monte Carlo simulation would not be applicable. For information regarding assumptions underlying the valuation of equity awards, see “Note 17, Stock-Based Compensation” to our 2022 Form 10-K. The amounts reported in this column reflect the accounting cost for these stock options and Class B Units, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon the vesting or settlement of the Class B Units or the exercise of the stock options or sale of the shares of our Class A common stock underlying such stock options, as applicable.

(4)

For the 2021 fiscal year, in order to conserve the Company’s cash, 100% of the earned annual incentive plan compensation for Dr. Hernandez and approximately 49% of the earned annual incentive plan compensation for each other NEO, was delivered in the form of RSUs, subject to a further 2-year vesting requirement.

(5)	Amount shown represents employer matching contributions under our 401(k) Plan.

(6)

Mr. Camerlinck joined the Company as President of Healthy Partners, Inc. when the Company acquired it in June 2020, after which he was promoted to be our COO in August 2022. The amounts reported in the salary column reflect the total amount earned by Mr. Camerlinck during 2022 serving in both partial-year roles with the Company. The amounts reported in the stock awards column reflect: (i) 285,333 retention RSUs approved in 2021 and granted on March 15, 2022; (ii) 7,214 adjustment RSUs approved in 2021 and granted in on March 15, 2022; (iii) 39,523 PARSUs granted on March 15, 2022 with respect to 2021 performance; and (iv) 250,000 RSUs granted on August 10, 2022 in connection with Mr. Camerlinck’s promotion to be our COO.

Grants of Plan-Based Awards for Fiscal Year 2022

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1) (#)		All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise Price of Option Awards (3) ($/share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name and Principal Position	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)
Dr. Marlow Hernandez Chief Executive Officer	—	3/15/2022	87,500	175,000	350,000
	3/15/2022	1/26/2022						139,175	6.03	539,999
	3/15/2022	1/26/2022				567,351				3,421,127
Brian Koppy Chief Financial Officer	—	3/15/2022	97,500	195,000	390,000
	3/15/2022	1/26/2022						36,681	6.03	142,322
	3/15/2022	1/26/2022				158,163				953,723
Dr. Richard Aguilar Chief Clinical Officer	—	3/15/2022	60,000	120,000	240,000
	3/15/2022	1/26/2022						37,320	6.03	144,802
	3/15/2022	1/26/2022				152,410				919,032
Robert Camerlinck Chief Operating Officer	3/15/2022	1/26/2022						11,546	6.03	44,798
	3/15/2022	1/26/2022				332,070				2,002,382
	8/10/2022	7/30/2022				250,000	(5)			1,185,000
David Armstrong Chief Compliance Officer & General Counsel	—	3/15/2022	35,250	70,500	141,000
	3/15/2022	1/26/2022						27,990	6.03	108,601
	3/15/2022	1/26/2022				114,093				687,981

(1)

Except as noted below, each RSU award is subject to time-based vesting, and will vest annually over a 2-year period commencing December 31, 2022, subject generally to continued employment on each vesting date.

(2)	Each stock option is subject to time-based vesting, and will vest annually over a 4-year period commencing March 15, 2023, subject generally to continued employment on each vesting date.
(3)	Based on the closing price of our Class A common stock as reported on the NYSE on the date of grant.
(4)

The amounts reported in this column represent the aggregate grant date fair value of the RSUs and stock options, as applicable, granted to the NEO in the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see “Note 17, Stock-Based Compensation” to our 2022 Form 10-K. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon the vesting or settlement of the RSUs or the exercise of the stock options or sale of the shares of Class A common stock underlying such stock options, as applicable.

(5)	This RSU award will vest over 4 years, with 25% of the award vesting on August 10, 2023, and the remaining 75% of the award vesting in 3 equal annual installments thereafter.

Employment Agreements with Named Executive Officers

Employment Agreement with Dr. Marlow Hernandez

Effective as of June 3, 2021, we entered into an employment agreement with Dr. Hernandez in connection with our business combination (the “Hernandez Employment Agreement”), pursuant to which we employ Dr. Hernandez as our CEO on an “at will” basis for a term of 3 years following the closing of our business combination, subject to automatic renewal for successive 1-year terms unless the Company or Dr. Hernandez delivers a written non-renewal notice. The Hernandez Employment Agreement provides that Dr. Hernandez’ annual base salary is subject to periodic review by our Compensation Committee and may be increased, but not decreased. In addition, the Hernandez Employment Agreement provides that Dr. Hernandez is eligible to receive cash incentive compensation, which target annual amount shall not be less than 50% of his annual base salary. Subject to approval by our Board, Dr. Hernandez shall also be eligible to receive an annual equity award with target value of $2,411,000. Upon the closing of our business combination, Dr. Hernandez was granted a stock option to purchase 2,820,000 shares of our Class A common stock. Dr. Hernandez is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Dr. Hernandez’ employment by the Company without “cause” (as defined in the Hernandez Employment Agreement, including due to the Company’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in the Hernandez Employment Agreement), subject to Dr. Hernandez’ execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Hernandez will be entitled to receive: (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason); (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); and (iv) subject to Dr. Hernandez’ election to receive continued health benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Hernandez’ COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Dr. Hernandez’ employment is terminated by the Company without “cause” (including due to the Company’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within 12 months following a “sale event” as defined in the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and subject to Dr. Hernandez’ execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Hernandez will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) Dr. Hernandez’ then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Dr. Hernandez in each of the 2 completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Dr. Hernandez for each of the prior 2 years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Dr. Hernandez’ election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of: (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Hernandez’ COBRA health continuation period.

The cash severance payable to Dr. Hernandez upon a termination of employment is generally payable over the 12 months following the date of termination, subject to potential 6-month delay if required by Section 409A of the Code.

Employment Agreement with Mr. Brian Koppy

Effective as of June 3, 2021, we entered into an amended and restated employment agreement (the “Koppy Employment Agreement”) with Mr. Koppy in connection with our business combination, pursuant to which we employ Mr. Koppy as our Chief Financial Officer on an “at will” basis. Pursuant to the Koppy Employment Agreement, Mr. Koppy’s annual base salary was initially $325,000 per year and is subject to periodic review by our Compensation Committee or Board. In addition, the Koppy Employment Agreement provides that Mr. Koppy is eligible to receive cash incentive compensation, which target annual amount shall not be less than 60% of his annual base salary. Mr. Koppy received a one-time signing bonus of $600,000 during 2021, which is subject to repayment of a pro-rated portion if his employment is terminated prior to April 5, 2023, which is the 2-year anniversary of the effective date of his original employment agreement, by either the Company for “cause” (as defined in the Koppy Employment Agreement) or by his resignation other than for “good reason” (as defined in the Koppy Employment Agreement). Subject to approval by our Board, Mr. Koppy is also eligible to receive an annual equity award with target value of $859,000. Mr. Koppy is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Koppy’s employment by the Company without “cause” or by his resignation for “good reason,” subject to Mr. Koppy’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and their affiliates, Mr. Koppy will be entitled to receive: (i) base salary continuation for 12 months following his termination date; (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which his termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs; and (iv) subject to Mr. Koppy’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Koppy’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Koppy’s employment is terminated by the Company without “cause”, or by him for “good reason,” in each case, within 12 months following a “sale event” as defined in the 2021 Plan and subject to Mr. Koppy’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Koppy will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) Mr. Koppy’s base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Koppy in each of the 2 completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Mr. Koppy for each of the prior 2 years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Mr. Koppy’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Koppy’s COBRA health continuation period.

The cash severance payable to Mr. Koppy upon a termination of employment is generally payable over the 12 months following the date of termination, subject to potential 6-month delay if required by Section 409A of the Code.

Employment Agreement with Dr. Richard Aguilar

We entered into an employment agreement with Dr. Aguilar in connection with our business combination (the “Aguilar Employment Agreement”), pursuant to which we employ Dr. Aguilar as our Chief Clinical Officer on an “at will” basis for a term of 3 years following the closing of our business combination, subject to automatic renewal for successive 1-year terms, unless the Company or Dr. Aguilar delivers a written non-renewal notice. The Aguilar Employment Agreement provides that Dr. Aguilar’s annual base salary is subject to periodic review by our Compensation Committee and may be increased but not decreased. In addition, the Aguilar Employment Agreement provides that Dr. Aguilar is eligible to receive cash incentive compensation, which target annual amount shall not be less than 40% of his annual base salary. Subject to approval by our Board, Dr. Aguilar shall also be eligible to receive an annual equity award with target value of $646,000. Upon the closing of our business combination, Dr. Aguilar was granted a stock option to purchase 600,700 shares of our Class A common stock and a RSU award in respect of 200,000 shares of our Class A common stock. Dr. Aguilar is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Dr. Aguilar’s employment by the Company without “cause” (as defined in the Aguilar Employment Agreement, including due to the Company’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in the Aguilar Employment Agreement), subject to Dr. Aguilar’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Aguilar will be entitled to receive: (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason); (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which his termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); and (iv) subject to Dr. Aguilar’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Aguilar’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Dr. Aguilar’s employment is terminated by the Company without “cause” (including due to the Company’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within 12 months following a “sale event” as defined in the 2021 Plan and subject to Dr. Aguilar’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Aguilar will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) Dr. Aguilar’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Dr. Aguilar in each of the 2 completed years prior to the year in which his termination occurs (provided that if incentive compensation has not been paid to Dr. Aguilar for each of the prior 2 years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Dr. Aguilar’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Aguilar’s COBRA health continuation period.

The cash severance payable to Dr. Aguilar upon a termination of employment is generally payable over the 12 months following the date of termination, subject to potential 6-month delay if required by Section 409A of the Code.

Employment Agreement with Mr. Robert Camerlinck

Effective as of August 1, 2022, we entered into an employment agreement with Mr. Camerlinck (the “Camerlinck Employment Agreement”), pursuant to which we employ Mr. Camerlinck as our Chief Operating Officer for a term of 2 years following such date, subject to automatic renewal for successive 1-year terms, unless the Company or Mr. Camerlinck delivers a written non-renewal notice. The Camerlinck Employment Agreement provides that Mr. Camerlinck’s annual base salary is subject to periodic review by our Compensation Committee and may be increased, but not decreased. In addition, the Camerlinck Employment Agreement provides that Mr. Camerlinck is eligible to receive cash incentive compensation, an annual equity award with target value of $1,000,000, and a 1-time promotion equity grant of 250,000 RSUs. Mr. Camerlinck is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Camerlinck’s employment by the Company without “cause” (as defined in the Camerlinck Employment Agreement, including due to the Company’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in the Camerlinck Employment Agreement), subject to Mr. Camerlinck’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Camerlinck will be entitled to receive: (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason); (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); and (iv) subject to Mr. Camerlinck’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Camerlinck’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Camerlinck’s employment is terminated by the Company without “cause” (including due to the Company’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within 12 months following a “sale event” as defined in the 2021 Plan and subject to Mr. Camerlinck’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Camerlinck will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) Mr. Camerlinck’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Camerlinck in each of the two completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Mr. Camerlinck for each of the prior 2 years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Mr. Camerlinck’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Camerlinck’s COBRA health continuation period.

The cash severance payable to Mr. Camerlinck upon a termination of employment is generally payable over the 12 months following the date of termination, subject to potential 6-month delay if required by Section 409A of the Code.

Employment Agreement with Mr. David Armstrong

On March 15, 2022, we entered into a new employment agreement with Mr. Armstrong (the “Armstrong Employment Agreement”), pursuant to which we employ Mr. Armstrong as our Chief Compliance Officer, General Counsel and Corporate Secretary on an “at will” basis for a term of 3 years following such date, subject to automatic renewal for successive 1-year terms, unless the Company or Mr. Armstrong delivers a written non-renewal notice. The Armstrong Employment Agreement provides that Mr. Armstrong’s annual base salary is subject to periodic review by our Compensation Committee and may be increased but not decreased. In addition, the Armstrong Employment Agreement provides that Mr. Armstrong is eligible to receive cash incentive compensation, which target annual amount shall not be less than 30% of his annual base salary. Subject to approval by our Board, Mr. Armstrong shall also be eligible to receive an annual equity award with target value of $543,000. Mr. Armstrong is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Armstrong’s employment by the Company without “cause” (as defined in the Armstrong Employment Agreement, including due to the Company’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in the Armstrong Employment Agreement), subject to Mr. Armstrong’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Armstrong will be entitled to receive: (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason); (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); and (iv) subject to Mr. Armstrong’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Armstrong’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Armstrong’s employment is terminated by the Company without “cause” (including due to the Company’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within 12 months following a “sale event” as defined in the 2021 Plan and subject to Mr. Armstrong’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Mr. Armstrong will be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) Mr. Armstrong’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Armstrong in each of the 2 completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Mr. Armstrong for each of the prior 2 years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Mr. Armstrong’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Armstrong’s COBRA health continuation period.

The cash severance payable to Mr. Armstrong upon a termination of employment is generally payable over the 12 months following the date of termination, subject to potential 6-month delay if required by Section 409A of the Code.

Outstanding Equity Awards at 2022 Fiscal Year End

The table below sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Dr. Marlow Hernandez	6/3/2021	—	—		2,820,000	(2)	14.75	6/3/2031
	9/21/2021								1,004,625	(3)	1,376,336
	3/15/2022	—	139,175	(4)			6.03	3/15/2032
	3/15/2022								312,210	(5)	427,728
Brian Koppy	4/5/2021								280,479	(6)	384,256
	6/3/2021	—	—		400,000	(2)	14.75	6/3/2031
	9/21/2021								142,500	(3)	195,225
	3/15/2022	—	36,681	(4)			6.03	3/15/2032
	3/15/2022								90,640	(5)	124,177
Dr. Richard Aguilar	6/3/2021	—	—		600,700	(2)	14.75	6/3/2031
	6/3/2031								150,000	(7)	205,500
	9/21/2021								214,000	(3)	293,180
	3/15/2022	—	37,320	(4)			6.03	3/15/2032
	3/15/2022								85,821	(5)	117,575
Robert Camerlinck	6/3/2021	—	—		600,700	(2)	14.75	6/3/2031
	3/15/2022								214,000	(8)	293,180
	3/15/2022	—	11,546	(4)			6.03	3/15/2032
	3/15/2022								23,369	(5)	32,016
	8/10/2022								250,000	(9)	342,500
David Armstrong	6/3/2021	—	—		600,700	(2)	14.75	6/3/2031
	6/3/2021								37,500	(7)	51,375
	9/21/2021								214,000	(3)	293,180
	3/15/2022	—	27,990	(4)			6.03	3/15/2032
	3/15/2022								62,737	(5)	85,950

(1)

This column represents the aggregate fair market value of the shares underlying the RSUs as of December 31, 2022, based on the closing price of our Class A common stock as reported on the NYSE of $1.37 per share on December 30, 2022 (the last trading day in such fiscal year).

(2)

This stock option is earned in equal 25% portions if the per share price of our Class A common stock equals or exceeds $20 per share, $30 per share, $35 per share or $40 per share, in each case for at least 20 consecutive trading days prior to the 3rd anniversary of the closing of our business combination. Once a stock price hurdle is satisfied, 50% of the earned portion of the stock option vests on the 1st anniversary of such date and the remaining 50% vests on the 2nd anniversary of such date, subject to the NEO’s continued employment on each vesting date or the NEO’s termination by us without “cause” (as defined in each NEO’s employment agreement) or due to the NEO’s death or disability.

(3)	This RSU award vests in 3 equal annual installments on each of August 24, 2023, 2024 and 2025, subject generally to each NEO’s continued employment.
(4)	This stock option vests in 4 equal annual installments, on each anniversary of March 15, 2023, subject generally to continued employment on each vesting date.
(5)	This RSU award vests on December 31, 2023, subject generally to each NEO’s continued employment.
(6)

The Company commenced expensing this award on April 5, 2021, the effective date of Mr. Koppy’s employment agreement, but this RSU award was granted effective upon the date of the filing of the Form S-8. This RSU award vests in 3 equal annual installments on each of April 5, 2023, 2024 and 2025, subject to Mr. Koppy’s continued employment.

(7)

The Company commenced expensing this award on June 3, 2021, the closing of our business combination, but this award was granted effective upon the date of the filing of the Form S-8. This RSU award vests in 3 equal annual installments on each of the 2nd, 3rd and 4th anniversaries of the closing of our business combination, subject generally to each NEO’s continued employment.

(8)	This RSU award vests in 3 equal annual installments on each of August 24, 2023, 2024 and 2025, subject generally to Mr. Camerlinck’s continued employment.
(9)	This RSU award vests in 4 equal annual installments, on each anniversary of August 10, 2022, subject generally to Mr. Camerlinck’s continued employment.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table sets forth the aggregate number of shares of our Class A common stock earned by our NEOs upon vesting of RSUs and the value realized during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, none of our NEOs exercised any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Dr. Marlow Hernandez	647,083	2,771,850
Brian Koppy	231,633	866,176
Dr. Richard Aguilar	207,153	889,904
Robert Camerlinck	94,701	531,345
David Armstrong	146,570	653,531
(1)

The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing market price of a share of our Class A common stock as reported on the NYSE on such vesting date (or, if no market quotations are reported for such date, the most recent preceding date for which there are market quotations).

Potential Payments Upon Termination or Change in Control

The following tables present information concerning estimated payments and benefits that would be provided to our NEOs in the event of certain qualifying terminations of employment, including qualifying terminations of employment in connection with a change in control of the Company. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of our fiscal year ended December 31, 2022, using the per share closing market price of our Class A common stock on December 30, 2022 (the last trading day in such fiscal year) of $1.37. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

In addition, the amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

	Qualifying Termination Not in Connection with a Change in Control (1)				Qualifying Termination in Connection with a Change in Control (1)
Name	Cash Severance ($) (2)	Continued Benefits ($) (3)	Equity Acceleration ($)	Total ($)	Cash Severance ($) (4)	Continued Benefits ($) (3)	Equity Acceleration ($) (5)	Total ($)
Dr. Marlow Hernandez	525,000	7,410	—	532,410	875,000	7,410	2,224,306	3,106,716
Brian Koppy	520,000	7,410	—	527,410	715,000	7,410	853,389	1,575,799
Dr. Richard Aguilar	420,000	7,410	—	427,410	720,000	7,410	761,055	1,488,465
Robert Camerlinck	468,277	6,030	—	474,307	936,554	6,030	752,667	1,695,251
David Armstrong	305,500	7,410	—	312,910	540,500	7,410	515,020	1,062,930

(1)

A “qualifying termination” means a termination of employment by either the Company without “cause” (as defined in each NEO’s employment agreement) or by the NEO for “good reason” (as defined in each NEO’s employment agreement), and “in connection with a change in control” means within 12 months after a “sale event” (as defined in our 2021 Plan). A qualifying termination “not in connection with a change in control” means prior to, or more than 12 months after, a “sale event” (as defined in our 2021 Plan).

(2)	Represents the sum of (i) 12 months of the NEO’s base salary, and (ii) a pro-rated portion of the NEO’s target bonus for the year in which termination occurs.
(3)	Represents 12 months of our contribution toward health insurance, based on our actual costs to provide health insurance to the NEO as of the date of termination.
(4)

Represents (i) 2 times the sum of (x) the NEO’s base salary and (y) the average annual incentive compensation paid in each of the 2 completed years prior to the year of his date of termination; and (ii) a pro-rated portion of the NEO’s target bonus for the year in which termination occurs.

(5)

Represents the sum of (i) the value of unvested RSUs held by each NEO as of December 31, 2022, and (ii) the value of each NEO’s PARSUs as of December 31, 2022. In addition, in the event that these equity awards are not substituted, assumed or continued in connection with a “sale event” (as defined in our 2021 Plan), each award will accelerate in full immediately prior to such sale event.

	Termination due to death or disability
Name	Cash Severance ($)	Continued Benefits ($)	Equity Acceleration ($) (1)	Total ($)
Dr. Marlow Hernandez	—	—	420,242	420,242
Brian Koppy	—	—	149,731	149,731
Dr. Richard Aguilar	—	—	144,800	144,800
Robert Camerlinck	—	—	84,971	84,971
David Armstrong	—	—	84,515	84,515
(1)	Represents the value of each NEO’s PARSUs for the 2022 fiscal year.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2022 regarding shares of Class A common stock that may be issued under the 2021 Plan and the Company’s 2021 Employee Stock Purchase Plan, as amended (the “2021 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans not approved by security holders	—		—		—
Equity compensation plans approved by security holders	21,993,701	(1)	$14.43	(2)	30,091,879	(3)
Total	21,993,701				30,091,879
(1)

Amount includes 11,040,650 shares of Class A common stock issuable upon the exercise of outstanding options granted under the 2021 Plan and 10,953,051 shares of Class A common stock issuable upon vesting of RSUs granted under the 2021 Plan.

(2)	Since RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(3)

Includes 27,011,952 shares of Class A common stock available for issuance under the 2021 Plan and 3,079,927 shares of Class A common stock available for issuance under the 2021 ESPP. The 2021 ESPP provides that the number of shares of Class A common stock reserved and available for issuance under the plan will automatically increase on January 1, 2022 and each January 1 thereafter by the least of (i) 1% of the number of shares of Class A common stock outstanding on the immediately preceding December 31; (ii) 15,000,000 shares; or (iii) such lesser number as determined by the Compensation Committee, in its role as the plan administrator. Amount does not include the 2,259,178 shares which were added to the number of shares of Class A common stock reserved and available for issuance under the 2021 ESPP on January 1, 2023 as a result of such automatic annual increase.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K we determined the ratio of the annual total compensation of our CEO, Dr. Hernandez, relative to the annual total compensation of our median employee. For the purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, the annual total compensation of both our CEO and our median employee were calculated in a manner that is consistent with the disclosure requirements in the Summary Compensation Table.

In 2022, we acquired Serenity Community Mental Health Center LLC and Miami Personal Behavioral LLC (the “Serenity Transaction”) and several additional small businesses. However, such acquisitions have not caused any material change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. Accordingly, for purposes of calculating the pay ratio set forth below, we used the same median employee we identified for purposes of our 2021 pay ratio.

After applying the methodology described above, the annual total compensation of our median employee for the fiscal year ended December 31, 2022 was $37,916. The annual total compensation of our CEO for the fiscal year ended December 31, 2022 was $4,320,007, as reported in the “Total Compensation” column in the Summary Compensation Table above. Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 114:1.

The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
In accordance with the Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance. As we became a publicly traded company in June 2021, we are providing such information only for 2021 and 2022. For purposes of Item 402(v), our CEO is the Principal Executive Officer, or PEO. For additional information on our compensation programs and philosophy and how we design our compensation programs, see the section titled “Compensation Discussion and Analysis”.

			Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)		Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)	Net Income ($) (7)	Adjusted EBITDA ($) (8)
2022	4,320,006	(11,727,894)	1,884,504	(2,329,181)	15.38	96.45	(428,388,908)	152,506,092
2021	31,685,996	17,524,661	12,179,312	9,310,167	58.93	115.70	(116,737,000)	27,257,041
(1)	Amounts represent the total compensation reported for Dr. Hernandez for each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)
Amounts represent the amount of “compensation actually paid” to Dr. Hernandez, as calculated in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect actual amounts of compensation earned or paid to Dr. Hernandez during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Hernandez’ total compensation for each year to determine the “compensation actually paid” to him:

Year	Reported Summary Compensation Table Total for PEO ($)	Less: The Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2022	4,320,006	(3,961,126)	(12,086,775)	(11,727,894)
2021	31,685,996	(30,988,980)	16,827,645	17,524,661
(a)
Amounts reported in this column reflect the subtraction of the grant date fair value of equity awards, as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity award granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the sample applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (a)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in the fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	536,284	(12,411,173)	427,725	(639,611)	—	(12,086,775)
2021	16,827,645	—	—	—	—	16,827,645
(a)	Represents PARSUs granted in March 2022 with respect to 2021 performance.
(3)
Amounts represent the average of the amounts reported our NEOs as a group (excluding our PEO), in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts were (i) for 2022, Brian Koppy, Dr. Richard Aguilar, Robert Camerlinck, and David Armstrong, and (ii) for 2021, Brian Koppy, Dr. Richard Aguilar, David Armstrong and Mark Novell.

(4)
Amounts represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the “compensation actually paid”, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for NEOs	Average Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Average Compensation Actually Paid to NEOs (excluding the PEO) ($)
2022	1,884,504	(1,547,160)	(2,666,524)	(2,329,181)
2021	12,179,312	(6,739,185)	3,870,039	9,310,167
(a)
Amounts reported in this column reflect the subtraction of the grant date fair value of equity awards, as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity award granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the sample applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (a)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in the fair	Total Average Equity Award Adjustments ($)
2022	270,989	(2,901,683)	214,761	(250,591)	—	(2,666,524)
2021	3,870,039	—	—	—	—	3,870,039
(a)	Represents PARSUs granted in March 2022 with respect to 2021 performance.
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Health Care Index.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)
Company Selected Measure is defined as Adjusted EBITDA, where “EBITDA” is defined as net income (loss) before interest, income taxes, depreciation and amortization and “Adjusted EBITDA” is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock- based compensation expense, non-cash
goodwill impairment loss, transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt and changes in fair value of warrant liabilities. For the periods through December 31, 2022, in calculating Adjusted EBITDA, we also excluded the impact of de novo losses consisting of costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility. While we consider numerous financial and non-financial
performance measures for the purpose of evaluating and determining executive compensation, we consider Adjusted EBITDA, which is one of the measures used to determine annual cash incentive compensation for our NEOS, to be the most important performance measure that we used to link “compensation actually paid” to the NEOs for fiscal year 2022 to our performance for 2022.

Financial Performance Measures
For the most recently completed fiscal year, the most important financial measures that we used to link executive compensation actually paid to our NEOs to our performance are as follows:

•	Adjusted EBITDA

•	Revenue

•	Total Shareholder Return
Analysis of the Information Presented in the Pay Versus Performance Table
Our Cumulative TSR compared to Cumulative TSR of the Peer Group
The following chart provides a graphical representation of our cumulative TSR versus the TSR of our industry peer group, the S&P 500 Health Care Index. Our cumulative TSR assumes an initial fixed investment of $100 in our Class A common stock on June 4, 2021, the date of the closing of our business combination, and reinvestment of dividends, if any, through December 31, 2022.

Compensation Actually Paid and Cumulative TSR
The following chart provides a graphical representation of the “compensation actually paid” to Dr. Hernandez, our PEO, and the average of the “compensation actually paid” to our non-PEO
NEOs versus cumulative TSR.

Compensation Actually Paid and Net Income
The following chart provides a graphical representation of the “compensation actually paid” to Dr. Hernandez, our PEO, and the average of the “compensation actually paid” to our non-PEO
NEOs versus net income (loss).

Compensation Actually Paid and Adjusted EBITDA
The following chart provides a graphical representation of the “compensation actually paid” to Dr. Hernandez, our PEO, and the average of the “compensation actually paid” to our non-PEO
NEOs versus Adjusted EBITDA.

Compensation Committee Interlocks and Insider Participation
During 2022, the following directors, all of whom are independent directors, served on our Compensation Committee: Dr. Lewis Gold, Angel Morales and Dr. Alan Muney. Dr. Lewis resigned as a director and member of the Compensation Committee and the Audit Committee effective March 30, 2023. None of our executive officers serve as a member of a board of directors or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Non-Employee
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain, on a long-term basis, high-caliber individuals to serve on our Board of Directors. We further believe that it is appropriate to provide cash compensation to our non-employee
directors to compensate them for their time and effort and to provide equity compensation to our non-employee
directors to align their long-term interests with those of the Company and our stockholders.
In connection with our business combination, our Compensation Committee engaged KPMG International as its compensation consultant to advise on, among other things, non-employee
director compensation matters. In doing so, our Compensation Committee reviewed and considered peer group compensation data prepared by KPMG International.
Based on the recommendations provided by KPMG International and upon the recommendation of our Compensation Committee, in June 2021 our Board of Directors adopted a non-employee
director compensation policy for the compensation of our
non-employee
directors following our business combination. Under our
non-employee
director compensation policy, each
non-employee
director will be paid cash retainers for services provided to our Company, as set forth below:

Member Annual Fee ($)
Annual service on our Board of Directors	50,000
Additional retainer for Lead Independent Director	35,000
In May 2022, our Board of Directors elected to revise our
non-employee
director compensation policy to provide that for future services the cash retainers would be paid in the form of RSUs in lieu of cash.
In addition, pursuant to our
non-employee
director compensation policy, each
non-employee
director will receive an annual grant of RSUs under the 2021 Plan with a grant date fair market value of $200,000. The RSUs will vest in a single installment on the earlier to occur of the 1st anniversary of the grant date or the next annual meeting, subject to continued service as a director through such vesting date. Any outstanding unvested RSU awards will accelerate in full upon a sale event (as defined in our 2021 Plan).

In addition, our director compensation policy provides that
non-employee
directors will be reimbursed for all travel expenses incurred by such non-employee
directors in attending meetings of our Board of Directors or any committee thereof.
Fiscal Year 2022 Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee
directors during the fiscal year ended December 31, 2022. Other than as set forth in the table and described below, we did not pay any compensation, make any equity awards or non-equity
awards to, or pay any other compensation to any of the
non-employee
members of our Board of Directors. Dr. Marlow Hernandez, our CEO, did not receive any compensation for his service as a member of our Board of Directors during 2022, other than the compensation he received for his service as our CEO. Dr. Hernandez’s compensation for service as an employee for the fiscal year ended December 31, 2022 is presented above under the heading “Executive Compensation – Summary Compensation Table.” In addition, we reimburse non-employee
directors for travel expenses incurred in attending meetings of our Board of Directors or any committee thereof.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($) (3)
Elliot Cooperstone(4)	48,937	327,980	376,917
Dr. Lewis Gold(4)	48,937	327,980	376,917
Jacqueline Guichelaar	48,937	327,980	376,917
Angel Morales	48,937	327,980	376,917
Dr. Alan Muney	48,937	327,980	376,917
Kim Rivera	48,937	327,980	376,917
Barry S. Sternlicht(4)	48,937	327,980	376,917
Solomon Trujillo	83,194	362,981	446,175
(1)	The fees reported reflect fees for services provided by each non-employee director in 2021 which were paid in 2022.
(2)
Amounts shown reflect the grant date fair value of RSUs granted during the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see “Note 17, Stock-Based Compensation” to our 2022 Form
10-K.
The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon the vesting or settlement of the RSUs.

(3)	As of December 31, 2022, our non-employee directors serving on that date held the following number of outstanding RSUs:

Name	RSUs (#)
Elliot Cooperstone	48,077
Dr. Lewis Gold	48,077
Jacqueline Guichelaar	48,077
Angel Morales	48,077
Dr. Alan Muney	48,077
Kim Rivera	48,077
Barry S. Sternlicht	48,077
Solomon Trujillo	54,808
(4)	Each of Elliot Cooperstone, Lewis Gold and Barry Sternlicht resigned as directors effective March 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

The Board has adopted a Related Person Transaction Policy that sets forth the policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Cano Health or any of its subsidiaries are participants and a “related person” has a direct or indirect interest.

A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

The Company’s Audit Committee is responsible for reviewing the material facts of all related person transactions. The Company is responsible for providing the Audit Committee with all material information regarding the related person transaction, the interest of the related person and any of the Company’s potential disclosure obligations in connection with such related person transaction. To identify related person transactions in advance, the Company relies on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Company’s Audit Committee takes into account among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Related Party Transactions

Other than compensation arrangements for our directors and NEOs, which are described in the sections of this proxy statement titled “Board of Directors and Corporate Governance” and “Executive and Director Compensation,” we describe transactions during the last fiscal year to which we were a participant or will be a participant, in which (1) the amounts involved exceeded or will exceed $120,000; and (2) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Significant Shareholder Relationship

On March 8, 2023, the Company issued an aggregate of 21,620,941 shares of Class A common stock to funds affiliated with Diameter Capital Partners LP (collectively, “Diameter”) upon the exercise of the warrants that were issued to Diameter pursuant to the Warrant Agreement, dated as of February 24, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent. The warrants were issued in connection with the consummation of a senior secured term loan to the Company from Diameter and Rubicon Credit Holdings LLC in the aggregate principal amount of $150.0 million. The term loan bears interest at a rate equal to (i) on or prior to February 24, 2025, 14% per annum, payable quarterly either (at the Company’s election) in cash or in kind by adding such amount to the principal balance of the term loan and (ii) thereafter, 13% per annum, payable quarterly in cash. The term loan will mature on November 23, 2027.

MedCloud Depot, LLC Relationship

On August 1, 2022, the Company appointed Bob Camerlinck as the Company’s Chief Operating Officer. Mr. Camerlinck owns 20% of MedCloud Depot, LLC (“MedCloud”), a Florida-based software development firm that specializes in health information technology and data warehousing. The Company has a license agreement with MedCloud pursuant to which MedCloud has granted the Company a non-exclusive, non-transferable license to use their software. The Company paid MedCloud $2.6 million for the year ended December 31, 2022. The Company owed MedCloud $0.3 million as of December 31, 2022.

Dental Excellence and Onsite Dental Relationships

On April 14, 2022, CD Support, LLC (“Onsite Dental”) acquired Dental Excellence Partners, LLC (“DEP”), a company who at the time of the acquisition was owned by the spouse of Dr. Marlow Hernandez, the Company’s CEO, and entered into a dental services agreement with the Company. Dr. Hernandez’s spouse became a minority shareholder of Onsite Dental upon closing of the acquisition and serves as a Board observer and Dr. Hernandez’s brother and mother are employed as dentists at DEP.

The Company has various sublease agreements with Onsite Dental. The Company recognized sublease income of approximately $0.7 million during the year ended December 31, 2022. As of December 31, 2022, an immaterial amount was due to the Company pursuant to these agreements.

On October 9, 2020, the Company entered into a dental services agreement with DEP pursuant to which DEP agreed to provide dental services for the Company’s managed care members. The Company paid DEP approximately $1.5 million during the year ended December 31, 2022. As of December 31, 2022, no balance was due to DEP. Subsequent to Onsite Dental acquiring DEP, the Company entered into a new dental services administration agreement with Onsite Dental to provide dental services for the Company’s managed care members. The Company paid Onsite Dental approximately $8.2 million for the year ended December 31, 2022. As of December 31, 2022, $1.4 million was owed to Onsite Dental.

Operating Leases

The Company indirectly leased a medical space from Mr. Camerlinck, the Company’s Chief Operating Officer. For the medical space, the Company paid Humana, Inc., a managed care organization with whom the Company has entered into multi-year agreements (“Humana”), $0.6 million and Humana paid the Company’s Chief Operating Officer $0.3 million in respect of such medical space for the year ended December 31, 2022. In addition, the Company’s Chief Operating Officer leased 3 other properties directly to the Company and was paid $0.4 million in respect of such medical space for the year ended December 31, 2022.

General Contractor Agreements

The Company has entered into various general contractor agreements with a company that is controlled by the father of the Company’s CEO under which the contractor performs leasehold improvements at various Company locations, as well as providing various repairs and related maintenance services. Payments made pursuant to the general contractor agreements, as well as amounts paid for repair and maintenance services, totaled approximately $7.9 million for the year ended December 31, 2022.

Other

The CEO’s sister-in-law is employed at the Company as its director of payroll and during 2022 her cash compensation was approximately $135,000, which the Company believes is at market rates.

For services rendered in 2021, the Company issued 25,386 shares of Class A common stock to Mr. Camerlinck, the Company’s COO, in September 2022 as finder’s fee in connection with the Company’s acquisition of Doctor’s Medical Center, LLC and its affiliates in 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of shares of our Class A common stock and Class B common stock as of April 7, 2023 for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock and/or Class B common stock;

•	each of our directors and director nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 264,540,495 shares of our Class A common stock and 263,638,069 shares of our Class B common stock outstanding as of April 7, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days of April 7, 2023. Shares of Class A common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of April 7, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned (1)		% of Total Voting Power (2)
Greater than 5% Holders:	Number	% of Class	Number	% of Class
Shares Subject to the Group Agreement (3)	27,202,209	10.28%	161,172,923	61.13%	35.7%
Barry S. Sternlicht (4)	25,480,624	9.63%	—	—	4.82%
Funds affiliated with Diameter Capital Partners LP (5)	21,620,941	8.17%	—	—	4.09%
The Vanguard Group (6)	16,187,584	6.12%	—	—	3.06%
ITC Rumba, LLC (7)	14,825	*	159,780,988	60.60%	30.25%
JPMorgan Chase & Co. (8)	15,724,437	5.94%	—	—	2.98%
Directors and Executive Officers:
Dr. Marlow Hernandez (9)	3,003,796	1.14%	22,104,622	8.38%	4.75%
Brian D. Koppy	267,408	*	—	—	*
Richard Aguilar (10)	519,080	*	11,560,023	4.38%	2.28%
David Armstrong	185,416	*	874,453	*	*
Mark Novell	29,835	*	—	—	*
Robert Camerlinck (11)	26,195,180	9.90%	17,163,460	6.51%	8.21%
Jacqueline Guichelaar	62,902	*	—	—	—
Angel Morales (12)	62,902	*	6,968,507	2.64%	1.33%
Dr. Alan Muney	62,902	*	—	—	—
Kim M. Rivera	62,902	*	—	—	—
Solomon D. Trujillo (13)	166,633	*	13,680,443	5.18%	2.62%
All Directors and Executive Officers as a Group (11 persons)	31,474,273	11.90%	55,188,048	20.57%	16.41%
*	Less than 1%.

(1)

Class B common stock will entitle the holder thereof to 1 vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Primary Care (ITC) Intermediate Holdings, LLC, the common limited liability company units of Primary Care (ITC) Intermediate Holdings, LLC (the “PCIH Common Units”), together with an equal number of shares of Class B common stock, are exchangeable for either cash, at the election of the Company, or shares of Class A common stock on a 1-for-1 basis.

(2)

Based on 264,540,495 shares of Class A common stock and 263,638,069 shares of Class B common stock issued and outstanding as of April 7, 2023. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of April 7, 2023, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with their spouse, with respect to the shares shown as beneficially owned.

(3)

(i) Barry S. Sternlicht, (ii) ITC Rumba, LLC, (iii) Elliot Cooperstone, the Founder and Managing Partner of ITC Rumba, LLC, (iv) Dr. Lewis Gold, (v) EG Advisors, LLC, which is affiliated with and controlled by Dr. Gold and (vi) EGGE, LLC, which is affiliated with and controlled by Dr. Gold, are parties to the Group Agreement, dated as of April 2, 2023 (the “Group Agreement”). Mr. Sternlicht, Mr. Cooperstone and Dr. Gold are former directors of the Company. As a result, Mr. Sternlicht, Mr. Cooperstone and Dr. Gold and certain of their affiliates may be deemed to be members of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act that collectively beneficially owns more than 5% of the Company’s outstanding shares of Class A common stock (the “Group”). Assuming full vesting and conversion of any convertible securities held by the Group, the Group beneficially owns approximately 35.7% of the outstanding shares of our common stock, based on 264,540,495 shares of Class A common stock and 263,638,069 shares of Class B common stock outstanding as of April 7, 2023.

(4)

This information is based on a Schedule 13D/A filed with the SEC on April 3, 2023. Mr. Sternlicht is a party to the Group Agreement. Assuming full vesting and conversion of any convertible securities held by the Group, the aggregate voting power of the Group is approximately 35.7% based on 264,540,495 shares of Class A common stock and 263,638,069 shares of Class B common stock outstanding as of April 7, 2023.

(5)

Represents the aggregate ownership of shares of Class A common stock held by Diameter Master Fund LP; Diameter Dislocation Master Fund LP; and Diameter Dislocation Master Fund II LP. Diameter Capital Partners LP is the investment manager (the “Investment Manager”) of each of Diameter Master Fund LP, Diameter Dislocation Master Fund LP and Diameter Dislocation Master Fund II LP and, therefore, has investment and voting power over the shares of Class A common stock owned by such entities. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Investment Manager, make voting and investment decisions on behalf of the Investment Manager. As a result, the Investment Manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of such Class A common stock. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The business address of Diameter Capital Partners LP is 55 Hudson Yards, 29th Floor, New York, NY 10001.

(6)

The Vanguard Group, Inc. has shared voting power over 273,752 shares of Class A common stock, sole dispositive power over 15,779,667 shares of Class A common stock and shared dispositive power over 407,917 shares of Class A common stock. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group’s business address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Reported ownership includes shares held by subsidiaries listed in the filing.

(7)

This information is based on Schedule 13D filed with the SEC on April 4, 2023. ITC Rumba, LLC and Elliot Cooperstone, the Founder and Managing Partner of ITC Rumba, LLC, are parties to the Group Agreement. Assuming full vesting and conversion of any convertible securities held by the Group, the aggregate voting power of the Group is approximately 35.7% based on 264,540,495 shares of Class A common stock and 263,638,069 shares of Class B common stock outstanding as of April 7, 2023. The business address of ITC Rumba, LLC is 444 Madison Avenue, 35th Floor, New York, New York 10022.

(8)

JPMorgan Chase & Co. may be deemed the beneficial owner of 15,724,437 shares of Class A common stock beneficially owned by its subsidiaries, JPMorgan Chase Bank, National Association, J.P. Morgan Alternative Asset Management Inc., J.P. Morgan Investment Management Inc., and 55I, LLC. JPMorgan Chase & Co. has sole voting power over 14,569,373 shares of Class A common stock and sole dispositive power over 15,355,983 shares of Class A common stock. This information is based on a Schedule 13G filed with the SEC on January 9, 2023. The business address of JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(9)

Represents: (1) 2,415,743 shares of Class A common stock and 473,469 public warrants to purchase Class A common stock held by Dr. Hernandez; (2) 13,497,686 shares of Class B common stock held by Hernandez Borrower Holdings, LLC, of which Mr. Hernandez and the Marlow B. Hernandez 2020 Family Trust are the sole members; (3) an option provided to Dr. Hernandez and Hernandez Borrower Holdings, LLC pursuant to the Stock Purchase and Repayment Agreement (as described below) to acquire 8,536,936 shares of Class B common stock; (4) 70,000 shares of Class B common stock held by Dr. Hernandez; and (5) 67,597 shares of Class A common stock and 46,987 public warrants to purchase Class A common stock held by the Marlow B. Hernandez 2020 Family Trust. On April 5, 2023, Hernandez Borrower Holdings, LLC transferred 8,536,936 shares of Class B common stock (the “Hernandez Transferred Securities”) to Robert Camerlinck, the Company’s COO, pursuant to the Stock Purchase and Repayment Agreement, dated April 5, 2023, by and among Dr. Hernandez, Hernandez Borrower Holdings, LLC, Mr. Camerlinck, and the guarantors set forth therein (the “Repayment Agreement”), as repayment and in satisfaction in full of Dr. Hernandez’s obligations under a promissory note owed to Mr. Camerlinck. Dr. Hernandez and Hernandez Borrower Holdings, LLC have the right during the 1-year period following April 5, 2023, subject to the terms and conditions of the Repayment Agreement, to acquire the Hernandez Transferred Securities for a price equal to $3.00 per share of Class B common stock, as adjusted in accordance with the Repayment Agreement. As a result of such option, Dr. Hernandez is including the Hernandez Transferred Securities in the number of shares of Class B common stock beneficially owned by him and Hernandez Borrower Holdings, LLC. Mr. Camerlinck has voting power with respect to the Hernandez Transferred Securities.

(10)

Represents: (1) 422,370 shares of Class A common stock; (2) 46,710 public warrants to purchase Class A common stock; and (3) 675,940 shares of Class B common stock held by Dr. Aguilar. Also consists of 10,884,083 shares of Class B common stock held by Aguilar Borrower Holdings LLC, of which Mr. Aguilar is the sole member. On April 5, 2023, Mr. Aguilar transferred 4,991,807 shares of Class B common stock held by Aguilar Borrower Holdings LLC (the “Aguilar Transferred Securities”) to Mr. Camerlinck pursuant to the Repayment Agreement described in footnote (9) to repay in full the outstanding principal amount owed by Mr. Aguilar as guarantor to Mr. Camerlinck under a promissory note. Mr. Aguilar has the right during the 1-year period following April 5, 2023, subject to the terms and conditions of the Repayment Agreement, to acquire the Aguilar Transferred Securities for a price equal to $3.00 per share of Class B common stock, as adjusted in accordance with the Repayment Agreement. As a result of such option, Dr. Aguilar is including the Aguilar Transferred Securities in the number of shares of Class B common stock beneficially owned by him. Mr. Camerlinck has voting power with respect to the Aguilar Transferred Securities.

(11)

Represents: (1) 23,358,640 shares of Class A common stock; and (2) 2,836,540 shares of Class A common stock and 17,163,460 shares of Class B common stock that were transferred to Mr. Camerlinck on April 5, 2023 from Dr. Hernandez, Hernandez Borrower Holdings, LLC, Mr. Aguilar and the other guarantors set forth in the Repayment Agreement as repayment for and in satisfaction in full of the transferors’ obligations under a promissory note owed to Mr. Camerlinck as described in footnotes (9) and (10).

(12)

Consists of: (1) 62,902 RSUs held by Mr. Morales that have vested or will vest within 60 days of April 7, 2023; and (2) 6,968,507 shares of Class B common stock held by Morales Borrower Holdings LLC. Mr. Morales’s spouse and mother have shared voting and dispositive power with respect to these shares and are therefore the beneficial owners of these shares. Mr. Morales expressly disclaims beneficial ownership as to any of these shares, except to the extent of his pecuniary interest therein.

(13)	Consists of: (1) 166,633 shares of Class A common stock held by Mr. Trujillo; and (2) 13,680,443 shares of Class B common stock held by Trujillo Group, LLC, of which Mr. Trujillo is the sole member.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Class A common stock or more than 10% of warrants to purchase such shares, to file initial reports of ownership and reports of changes in ownership of such shares or warrants with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and persons who beneficially own more than 10% of our Class A common stock and warrants to purchase such shares complied with all Section 16(a) filing requirements, with the following exceptions: late Form 4 filings were made on behalf of each of Mark Novell (with respect to 1 transaction occurring on March 15, 2022 to report the sale of shares), Brian D. Koppy (with respect to 1 transaction occurring on May 9, 2022 to report the sale of shares) and Robert Camerlinck (with respect to initial reporting of ownership upon becoming a covered person on August 1, 2022).

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers (each, a “NEO”), as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every 3 years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our stockholders to indicate their support for our NEOs’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our NEOs and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our NEOs.

Required Vote

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation

The Board unanimously recommends a vote FOR the resolution to approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved a proposal to amend the Company’s Certificate of Incorporation to effect (a) a reverse stock split of authorized, including both issued and outstanding and unissued, (i) Class A common stock at a ratio of 1-to-15 and (ii) Class B common stock at a ratio of 1-to-15, with the Board having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, down to 1-to-5 and up to 1-to-30, inclusive, and (b) an adjustment to the par value of the common stock such that the par value of the respective class equals their current par value divided by the Reverse Split Ratio, without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s stockholders for approval.

If the stockholders approve this proposal, the Board will have discretion to implement the Reverse Stock Split as described below in the section entitled “Discretion to Implement the Reverse Stock Split.” The form of the Certificate of Amendment is attached as Annex A to this proxy statement.

Reasons for the Reverse Stock Split

Our Class A common stock is listed on the NYSE under the symbol “CANO.” The primary purpose of the Reverse Stock Split is to increase the per share market price of our Class A common stock. This may increase the acceptability of our Class A common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices (in many instances, below $5.00 per share), or make our Class A common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

In addition, the Board believes that effecting the Reverse Stock Split could be an effective means of continuing to maintain compliance with the minimum price requirement for continued listing of our Class A common stock on the NYSE. The reduction in the number of issued and outstanding shares of our Class A common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our Class A common stock to a level above the current market trading price.

While our Board believes that, if it decides to implement the Reverse Stock Split, the shares of Class A common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect the market price. Further, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A common stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above.

Additionally, the liquidity of trading in our Class A common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share stock price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Class A common stock may not improve.

Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all on or prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting. If the trading price of our Class A common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary.

If our stockholders approve this proposal at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by Board, that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon, delay or postpone the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split will be abandoned.

The market price of our Class A common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Class A common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Class A common stock and have the desired effects.

If the Reverse Stock Split is implemented, our Board expects that such transaction will increase the market price of our Class A common stock so that we are able to achieve the goals described under “Reasons for the Reverse Stock Split” in this proposal. However, the effect of the Reverse Stock Split upon the market price of our Class A common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Class A common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Class A common stock outstanding resulting from the Reverse Stock Split, or (ii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Stock Split is implemented, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Class A common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

A decline in the market price of our Class A common stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Stock Split is implemented and the market price of our Class A common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Class A common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Class A common stock outstanding.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock.

The liquidity of our Class A common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Class A common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

As we are not reducing the number of our authorized preferred shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more preferred shares.

The Reverse Stock Split will not change the number of authorized shares of our preferred shares, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue 1 or more series of preferred stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock. The Reverse Stock Split is not being recommended by the Board as part of an anti-takeover strategy, but rather its principal purpose is for the Company to maintain compliance with the NYSE’s listing standards to maintain the listing of its Class A common stock and to make such shares more attractive to a broader group of investors.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Determination of the Reverse Split Ratio

If the proposal is approved by our stockholders and the Board determines that the Reverse Stock Split is advisable and in the best interests of the Company and our stockholders at that time, the 1-to-15 split ratio will be subject to adjustment by the Board, acting in its sole discretion and in the Company’s best interest, down to 1-to-5 and up to 1-to-30, inclusive, without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. In determining which Reverse Split Ratio to use, the Board may consider numerous factors, including the historical trading price and trading volume of our Class A common stock, the number of shares of our Class A common stock and Class B common stock outstanding, the projected performance of our Class A common stock, the expected impact of the Reverse Stock Split on the trading market for the common stock, the NYSE’s minimum per share trading requirement, which Reverse Stock Split ratio would result in the least administrative costs to us, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Class A common stock in the period following the effectiveness of the Reverse Stock Split. The Board will also consider the impact of the Reverse Split Ratio on investor interest. The purpose of selecting a range is to give the Company the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as higher inflation, higher interest rates and related factors.

Based on the number of shares of common stock issued and outstanding and authorized as of [•], 2023, after completion of the Reverse Stock Split, we will have between (i) approximately [•] shares of Class A common stock and [•] shares of Class B common stock issued and outstanding and approximately [•] shares of Class A common stock and [•] shares of Class B common stock that are authorized but unissued using a 1-to-15 split ratio; (ii) approximately [•] shares of Class A common stock and [•] shares of Class B common stock issued and outstanding and approximately [•] shares of Class A common stock and [•] shares of Class B common stock that are authorized but unissued using a 1-to-5 split ratio; and (iii) approximately [•] shares of Class A common stock and [•] shares of Class B common stock issued and outstanding and approximately [•] shares of Class A common stock and [•] shares of Class B common stock that are authorized but unissued using a 1-to-30 split ratio, in each case subject to interpolation between such ratios. After completion of the Reverse Stock Split, the par value of the common stock will be $0.0005 using a 1-to-5 split ratio, $0.0015 using a 1-to-15 split ratio, and $0.003 using a 1-to-30 split ratio.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of common stock, depending on the final Reverse Split Ratio used to effect the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split, subject to the treatment of any fractional shares as described herein. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split. After the effective date of the proposed Reverse Stock Split, our authorized but unissued common stock will be reduced proportionally depending on the final Reverse Split Ratio used to effect the Reverse Stock Split, except for adjustment due to adjustments that may result from the treatment of fractional shares as described below. Par value of the common stock will increase proportionally after the effective date of the proposed Reverse Stock Split. The Reverse Stock Split will not have any effect on the number of authorized shares of preferred stock, which would remain at 10,000,000 shares with a $0.0001 par value per share. Currently, no shares of preferred stock are outstanding.

The following table contains approximate number of issued and outstanding and authorized but unissued shares of common stock, their par value, and the estimated per share trading price following a 1-to-5 to 1-to-30 Reverse Stock Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of March 31, 2023.

After Each Reverse Split Ratio	Current	1-to-5	1-to-15	1-to-20	1-to-30
Class A common stock authorized(1)	6,000,000,000	1,200,000,000	400,000,000	300,000,000	200,000,000
Class A common stock issued and outstanding(2)	264,540,495	52,908,099	17,636,033	13,227,025	8,818,017
Class B common stock authorized(1)	1,000,000,000	200,000,000	66,666,667	50,000,000	33,333,334
Class B common stock issued and outstanding	263,638,069	52,727,613	17,575,871	13,181,903	8,787,936
Number of shares of Class A common stock reserved for issuance(1)
Number of shares of Class A common stock authorized but unissued and unreserved	5,735,459,505	1,147,091,901	382,363,967	286,772,975	191,181,984
Number of shares of Class B common stock reserved for issuance(1)
Number of shares of Class B common stock authorized but unissued and unreserved	736,361,931	147,272,386	49,090,795	36,818,097	24,545,398
Price per share, based on the closing price of our common stock on 3/31/2023	$0.91	$4.55	$13.65	$18.20	$27.30

(1)

Includes: (i) 12,243,368 shares of Class A common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.80 per share, under our 2021 Plan; (ii) 11,045,286 shares of Class A common stock issuable upon the vesting of restricted stock units issued pursuant to the 2021 Plan; (iii) 28,808,016 shares of Class A common stock available for future issuance under the 2021 Plan and the 2021 ESPP; (iv) 33,533,192 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated May 18, 2020, with a weighted average exercise price of $11.50 per share; and (v) 7,862,160 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated February 24, 2023, with a weighted average exercise price of $0.01 per share.

(2)	The Class A common stock issued and outstanding includes 2,720,966 shares of Class A common stock held in escrow as part of the consideration transferred in connection with an acquisition.

Our Class A common stock and warrants to purchase Class A common stock (“Public Warrants”) are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock or Public Warrants under the Exchange Act. Our Class A common stock would continue to trade on NYSE under the symbol “CANO,” although it is likely that NYSE would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Our Class B common stock is neither registered under the Exchange Act, nor listed on a stock exchange.

After the effective date of the Reverse Stock Split, the CUSIP number for our Class A common stock will change in connection with the Reverse Stock Split. Our Class B common stock does not have a CUSIP number and we do not intend to obtain one in connection with the Reverse Stock Split.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise, vesting or conversion of the following outstanding derivative securities issued by us, in accordance with the Reverse Split Ratio (all figures are as of March 31, 2023 and are on a pre-Reverse Stock Split basis), including:

•	12,243,368 shares of Class A common stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.83 per share under the 2021 Plan;

•	11,045,286 shares of Class A common stock issuable upon the vesting of restricted stock units issued pursuant to the 2021 Plan;

•

33,533,192 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated May 18, 2020, with a weighted average exercise price of $11.50 per share; and

•

7,862,160 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated February 24, 2023, with a weighted average exercise price of $0.01 per share.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the Reverse Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Class A common stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Procedures

The Reverse Stock Split would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board determines, acting in its sole discretion, that to proceed with it is not in our best interest and the best interest of our stockholders. Following are descriptions of how the Reverse Stock Split would be implemented for beneficial holders and registered book-entry holders.

•

Beneficial Holders. Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.

•

Registered “Book Entry” Holders. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with Continental, our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If the Reverse Stock Split is implemented, stockholders who hold shares electronically in book-entry form with Continental would not need to take action to receive whole shares of post-reverse split common stock as the exchange will be automatic.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 6,000,000,000 shares of Class A common stock and 1,000,000,000 shares of Class B common stock. The Reverse Stock Split will decrease the number of authorized shares of common stock under our Certificate of Incorporation by the same ratio as that used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split. See “—Principal Effects of the Reverse Stock Split.”

Payment of Cash in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share. We do not currently intend to issue fractional shares of our common stock in connection with the Reverse Stock Split. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the Reverse Stock Split will be entitled to cash payments (without interest or deduction) in respect of such fractional shares.

To avoid the existence of fractional shares of our common stock—

•

Class A common stock: Our transfer agent will aggregate all fractional shares of Class A common stock and sell them as soon as practicable after the effective time of the Reverse Stock Split at the then-prevailing prices on the open market, on behalf of the Class A common stockholders who would otherwise be entitled to receive a fractional share of Class A Common stock as a result of the Reverse Stock Split. We expect that our transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Class A common stock (the “Aggregated Fractional Shares”). After our transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share of Class A common stock will instead receive a cash payment from our transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale (the “Total Sale Proceeds”).

•

Class B common stock: Holders of Class B common stock will receive, in lieu of any fractional share, an amount in cash equal to such fraction multiplied by a share price equal to the Total Sale Proceeds divided by the Aggregated Fractional Shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Treatment

The par value of the common stock will be adjusted by the same ratio as that used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split. See “—Principal Effects of the Reverse Stock Split.” As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock and the additional paid-in capital account will not change. The per share common stock net income or loss and any other per common share amount will be increased because there will be fewer shares of the common stock outstanding and we will adjust historical per share amounts set forth in our future financial statements to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The discussion below is only a summary of certain U.S. federal income tax considerations related to the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those stockholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the IRC Code and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the IRC Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations and consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their own tax advisor as to the particular facts and circumstances that could be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split (except for cash, if any, received in lieu of a fractional share of common stock);

•

the aggregate basis of the shares held by such stockholder immediately after the Reverse Stock Split, including any fractional share of the common stock not actually received, should be equal to the aggregate basis of a stockholder’s pre-Reverse Stock Split shares;

•	the holding period of the shares owned immediately after the Reverse Stock Split will include the stockholder’s holding period before the Reverse Stock Split;

•

cash payments received by the holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

•	we should not recognize gain or loss as a result of the Reverse Stock Split.

THE ABOVE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT WAS WRITTEN SOLELY IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN IN CONNECTION WITH THE REVERSE STOCK SPLIT.

Required Vote

The amendment of the Certificate of Incorporation to effect the Reverse Stock Split in this proposal requires the affirmative vote from the holders of a majority of the shares entitled to vote thereon. Our Certificate of Incorporation has opted out of the Section 242(b)(2) of the DGCL and therefore no separate class vote is required to approve this proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

PROPOSAL 4 – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2022 are described below and under the section titled “Audit Committee Report.”

Independent Registered Public Accounting Firm’s Fees

The following table presents fees for professional services rendered by Ernst & Young LLP (“EY”) for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and fees billed for other services rendered by EY:

	2022	2021
Audit Fees	$3,984,674	$4,885,093
Audit-Related Fees	—	$505,000
Tax Fees	—	$137,500
All Other Fees	—	—
Total	$3,984,674	$5,527,593

In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in the 2022 Form 10-K, review of unaudited interim consolidated financial statements included in Form 10-Qs, and for services that are normally provided by EY in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to EY’s performance of the audit or review of the Company’s consolidated financial statements; and (3) “all other fees” are fees for any services rendered by EY that are not included in the 1st 2 categories.

The Audit Committee has a Pre-Approval Policy for Audit and Non-Audit Services. The Audit Committee is required to pre-approve EY’s audit and non-audit services in order to ensure that the provision of such services does not impair EY’s independence from the Company. The Audit Committee may delegate pre-approval authority to the chair of the Audit Committee, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may pre-approve specified types of services that are expected to be provided to us by EY. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee approves a different period. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Any proposed services exceeding the Audit Committee’s pre-approved cost levels or budgeted amounts will also require separate pre-approval by the Audit Committee. Pre-approval is waived for non-audit services that satisfy the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved all services provided by EY during 2022.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

If the Company’s stockholders do not ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Required Vote

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote from the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation

The Audit Committee and the Board recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is currently comprised of 4 independent directors (as defined by the NYSE listing standards) and met 8 times in 2022. Our Audit Committee operates under a written charter, which is posted on our website at www.canohealth.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. As provided in its charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee—

•	reviewed and discussed the audited financial statements for the year ended December 31, 2022 with our management;

•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from EY required by the PCAOB’s applicable requirements regarding EY’s communications with the Audit Committee concerning EY’s independence, and has discussed with EY that firm’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by:

Angel Morales (Chair)

Jacqueline Guichelaar

Dr. Alan Muney

Kim Rivera

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

SOLICITATION OF PROXIES

We have retained Mackenzie Partners, Inc. to provide various services relating to the solicitation of proxies, including webhosting, printing, mailing and tabulating votes. We are paying the fees and expenses of this solicitation, which we estimate to be $300,000. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the record date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, email or other similar means.

STOCKHOLDERS SHARING AN ADDRESS

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only 1 set of proxy materials. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send 1 set of proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple sets of proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra or separate copies free of charge of proxy materials, please send your request in writing to 9725 NW 117th Avenue, Miami, FL 33178, Attention: Investor Relations or by telephone at 786-206-1930 or by email at investors@canohealth.com. The Company will undertake to deliver promptly upon written or oral request an extra or separate copy of proxy materials.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports filed with the SEC, and our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.canohealth.com, or may be requested in print, at no cost, by mail at Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178, Attention: Investor Relations, email at investors@canohealth.com.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.canohealth.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Annex A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CANO HEALTH, INC.

Cano Health, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on June 3, 2021 (the “Certificate of Incorporation”).

2. That the Board of Directors of the Corporation duly adopted resolutions through a unanimous written consent setting forth the following amendment (the “Amendment”) of the Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

3. That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of this Amendment.

4. That the Certificate of Incorporation of this Corporation be amended by changing ARTICLE IV by amending and restating the first paragraph under “CAPITAL STOCK” thereof in its entirety, as follows:

“Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, (a) each (i) ______ shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class A Common Stock and (ii) _______ shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class B Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Split ratio will automatically be entitled to receive cash payment in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. Each holder of an Old Certificate shall receive, upon surrender of such Old Certificate, a new certificate representing the number of whole shares of Common Stock to which such shareholder is entitled pursuant to the Reverse Stock Split.

The total number of shares of capital stock which the Corporation shall have authority to issue is ______ (______) of which (i) ______ (______) shares shall be a class designated as Class A Common Stock, par value $______ per share (the “Class A Common Stock”), (ii) ______ (______) shares shall be a class designated as Class B Common Stock, par value $______ per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (iii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”

A-1

5. This Amendment has been approved and duly adopted in accordance with the provisions of Section 242 of the DGCL.

6. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of this ___ day of ____________, 20__.

CANO HEALTH, INC.

By:
Name:
Title:

A-2

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED MAY 1, 2023

[PROXY CARD TO BE INSERTED.]